                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


                                     Among


                              TELEGEN CORPORATION


                      MORNING STAR ACQUISITION CORPORATION


                         MORNING STAR MULTIMEDIA, INC.


                               DANIEL J. KITCHEN


                               KEVIN C. MITCHELL


                                      And


                                DENNIS P. HUZEY

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I    THE MERGER...................................................    1
   1.1    Merger; Effective Time of the Merger............................    1
   1.2    Closing.........................................................    1
   1.3    Effects of the Merger...........................................    1
   1.4    Tax-Free Reorganization; Pooling of Interests...................    1

ARTICLE II   EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
CORPORATIONS; EXCHANGE OF CERTIFICATES; SUPPLEMENTARY ACTION..........        2
   2.1    Effect on Capital Stock.........................................    2
   2.2    Supplementary Action............................................    2

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS AND MSM.......    3
   3.1    Stock Ownership; Residence......................................    3
   3.2    Organization, Standing and Power................................    5
   3.3    Capital Structure...............................................    6
   3.4    Authority.......................................................    6
   3.5    Financial Statements............................................    7
   3.6    Compliance with Law.............................................    7
   3.7    No Defaults.....................................................    8
   3.8    Litigation......................................................    8
   3.9    Conduct in the Ordinary Course..................................    8
   3.10   Absence of Undisclosed Liabilities..............................    9
   3.11   Certain Agreements..............................................   10
   3.12   Plans...........................................................   10
   3.13   Major Contracts.................................................   10
   3.14   Taxes...........................................................   12
   3.15   Intellectual Property...........................................   14
   3.16   Interests of Officers...........................................   15
   3.17   Employee Agreements.............................................   15
   3.18   Restrictions on Business Activities.............................   16
   3.19   Title to Properties; Absence of Liens and Encumbrances;
          Condition of Equipment..........................................   16
   3.20   Governmental Authorizations and Licenses........................   16
   3.21   Environmental and Safety Laws...................................   16
   3.22   Insurance.......................................................   17
   3.23   Labor Matters...................................................   17
   3.24   Customers; Backlog; Returns and Complaints......................   17
   3.25   Employees.......................................................   17
   3.26   Questionable Payments...........................................   17
   3.27   Disclosure......................................................   18
   3.28   Minute Books....................................................   18

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
                                                                            ----

   3.29  Third-Party Consents.............................................   18

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF TELEGEN AND SUB.............   18
   4.1   Organization; Standing and Power.................................   18
   4.2   Capital Structure................................................   19
   4.3   Authority........................................................   19
   4.4   Telegen Financial Statements.....................................   20
   4.5   Reports..........................................................   20
   4.6   Litigation.......................................................   21
   4.7   Compliance with Law..............................................   21
   4.8   No Defaults......................................................   21
   4.9   Absence of Undisclosed Liabilities...............................   21
   4.10  Major Contracts..................................................   22
   4.11  Intellectual Property............................................   22
   4.12  Restrictions on Business Activities..............................   22
   4.13  Governmental Authorizations and Licenses.........................   22
   4.14  Disclosure.......................................................   23
   4.15  Declaration of Effectiveness of Registration Statement...........   23
   4.16  Taxes............................................................   23

ARTICLE V  CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME; ADDITIONAL
           AGREEMENTS.....................................................   24
   5.1   Conduct of Business of MSM.......................................   24
   5.2   Telegen Conduct..................................................   27
   5.3   Access to Information; Provision of Interim Financial Statements.   27
   5.4   Exclusivity; Acquisition Proposals...............................   28
   5.5   Breach of Representations, Warranties and Covenants..............   28
   5.6   Consents.........................................................   29
   5.7   All Commercially Reasonable Efforts..............................   29
   5.8   Legal Conditions to the Merger...................................   29
   5.9   Brokers or Finders; Professional Fees............................   30
   5.10  Public Announcements.............................................   30
   5.11  Affiliates Agreements............................................   30
   5.12  Expenses.........................................................   30
   5.13  Issuance of Shares...............................................   30
   5.14  Registration Rights..............................................   30

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
                                                                            ----
ARTICLE VI    CONDITIONS PRECEDENT........................................   32
     6.1    Conditions to Each Party's Obligation to Effect the Merger....   32
     6.2    Conditions of Obligations of Telegen and Sub..................   33
     6.3    Conditions of Obligation of MSM...............................   34

ARTICLE VII   INDEMNIFICATION AND CONTRIBUTION............................   35
     7.1    Indemnification Obligation....................................   35
     7.2    Limitations on Indemnity......................................   35
     7.3    Sole and Exclusive Remedy; Waiver.............................   36
     7.4    Procedures of Third Party Claims..............................   36
     7.5    Procedures for Inter-Party Claims.............................   37

ARTICLE VIII  TERMINATION.................................................   37
     8.1    Termination...................................................   37

ARTICLE IX    POST-CLOSING COVENANTS AND GENERAL PROVISIONS...............   38
     9.1    Survival of Representations, Warranties and Agreements........   38
     9.2    Amendment.....................................................   38
     9.3    Extension; Waiver.............................................   38
     9.4    Notices.......................................................   38
     9.5    Interpretation................................................   39
     9.6    Counterparts..................................................   40
     9.7    Entire Agreement..............................................   40
     9.8    No Transfer...................................................   40
     9.9    Severability..................................................   40
     9.10   Other Remedies................................................   40
     9.11   Further Assurances............................................   40
     9.12   Absence of Third-Party Beneficiary Rights.....................   40
     9.13   Mutual Drafting...............................................   41
     9.14   Governing Law.................................................   41

EXHIBITS
     1.2    Certificate of Merger
     5.11   Form of Affiliates Agreement
     5.14   Indemnification and Contribution with respect to the Registrable
            Shares
     6.2(i) Form of Employment Agreement

                              TABLE OF CONTENTS
                                 (CONTINUED)

                                                                            PAGE
                                                                            ----
SCHEDULES

               MSM Disclosure Schedule
               Telegen Disclosure Schedule

     AGREEMENT AND PLAN OF REORGANIZATION AND MERGER, dated as of December 31, 1996, among TELEGEN CORPORATION, a California corporation ("Telegen"), MORNING STAR ACQUISITION CORPORATION, a New Jersey corporation and a wholly-owned subsidiary of Telegen ("Sub"), MORNING STAR MULTIMEDIA, INC., a New Jersey corporation ("MSM"), Daniel J. Kitchen, Kevin C. Mitchell and Dennis P. Huzey (Messrs. Kitchen, Mitchell and Huzey are hereinafter referred to individually as "Shareholder" and collectively as "Shareholders").

     INTENDING TO BE LEGALLY BOUND, and in consideration of the premises and mutual covenants and agreements contained herein, Telegen, Sub, the Shareholders and MSM hereby agree as follows:


                                   ARTICLE I

                                   THE MERGER

     1.1 MERGER; EFFECTIVE TIME OF THE MERGER.  Subject to the terms and
         ------------------------------------
conditions of this Agreement and Plan of Reorganization and Merger (this "Agreement") Sub will be merged with and into MSM (the "Merger") in accordance with the New Jersey Business Corporation Act (the "NJBCA").

     Subject to the provisions of this Agreement, the Certificate of Merger shall be filed in accordance with the NJBCA on the Closing Date (as defined in SECTION 1.2). The Merger shall become effective upon such filing of the Certificate of Merger (the date of such filing being hereinafter referred to as the "Effective Date of the Merger" and the time of confirmation of such filing being hereinafter referred to as the "Effective Time of the Merger").

     1.2 CLOSING.  The closing of the Merger (the "Closing") will take place (i)
         -------
at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, at 2:00 p.m., prevailing time on December ___, 1996, or (ii) such other place and time and/or on such other date as Telegen and the Shareholders may agree (the "Closing Date").

     1.3 EFFECTS OF THE MERGER.  At the Effective Time of the Merger, (a) the
         ---------------------
separate existence of Sub shall cease and Sub shall be merged with and into MSM (Sub and MSM are sometimes referred to herein as the "Constituent Corporations" and MSM after the Merger is sometimes referred to herein as the "Surviving Corporation"), (b) the Certificate of Incorporation of MSM shall be the Certificate of Incorporation of the Surviving Corporation, (c) the Bylaws of MSM shall be the Bylaws of the Surviving Corporation, (d) the directors of MSM shall be the directors of the Surviving Corporation, (e) the officers of MSM shall remain the officers of the Surviving Corporation; and (f) the Merger shall, from and after the Effective Time of the Merger, have all the effects provided by applicable law.

     1.4 TAX-FREE REORGANIZATION; POOLING OF INTERESTS.  The Merger is intended
         ---------------------------------------------
to be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and to be accounted for as a pooling of interests.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                     CONSTITUENT CORPORATIONS; EXCHANGE OF
                       CERTIFICATES; SUPPLEMENTARY ACTION

     2.1 EFFECT ON CAPITAL STOCK.  As of the Effective Time of the Merger, by
         -----------------------
virtue of the Merger and without any action on the part of the holder of any shares of capital stock of MSM:

         (a) Capital Stock of Sub.  All issued and outstanding shares of capital
             --------------------
stock of Sub shall continue to be issued and outstanding and shall be converted into 100 shares of Common Stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         (b) Capital Stock of MSM.  All issued and outstanding shares of capital
             --------------------
stock of MSM which are owned by the Shareholders immediately prior to the Effective Time shall continue to be issued and outstanding and converted into 133,333 fully paid and non-assessable shares of Common Stock of Telegen ("Telegen Common Stock") (the "Consideration Shares"). Each stock certificate of MSM evidencing ownership of such shares shall continue to evidence ownership of such shares of capital stock of Telegen.

         (c) Fractional Shares.  No fractional shares of Telegen Common Stock
             -----------------
shall be issued, but in lieu thereof each holder of shares of MSM capital stock who would otherwise be entitled to receive a fraction of a share of Telegen Common Stock shall receive from Telegen an amount of cash equal to the average of the closing sale prices of Telegen Common Stock reported by the NASDAQ SmallCap Market during the five (5) consecutive trading days immediately preceding the trading day prior to the Closing Date multiplied by the fraction of a share of Telegen Common Stock to which such holder would otherwise be entitled. The fractional share interests of each MSM stockholder shall be aggregated, so that no MSM stockholder shall receive cash in an amount greater than the value of one (1) full share of Telegen Common Stock.

        (d) No Further Ownership Rights in Capital Stock of MSM.  All Telegen
            ---------------------------------------------------
Common Stock delivered upon the surrender for exchange of shares of capital stock of MSM in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of capital stock of MSM. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of capital stock of MSM which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this ARTICLE II.

     2.2 SUPPLEMENTARY ACTION.  If at any time after the Effective Time, any
         --------------------
further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either MSM or Sub, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered, in the name of and on behalf of MSM and Sub, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.


                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS AND MSM

     Except as described in the MSM Disclosure Schedule referring specifically to the representations and warranties in this Agreement which reasonably identifies the section and subsection to which such disclosure relates and which is delivered by MSM to Telegen and approved by Telegen prior to the execution of this Agreement (the "MSM Disclosure Schedule"), the Shareholders, jointly and severally, and MSM represent and warrant to Telegen and Sub that the representations and warranties set forth below shall be true and correct, in all material respects, as of the date hereof. As used in this Agreement, (a) "Business Condition" with respect to MSM shall mean the financial condition, results of operations, and assets of MSM; and (b) a disclosure or result will be deemed "material and adverse" only if, individually or when aggregated with other disclosures or results, it gives rise to a substantial diminution in the value of MSM.

     3.1 STOCK OWNERSHIP; RESIDENCE.
         --------------------------

         (a) Each Shareholder is and will be immediately prior to the Effective Time the lawful owner, of record and beneficially, of the entire right, title and interest in and to the number of MSM Common Shares set forth in the Company Disclosure Schedule (in aggregate, the "MSM Shares"), free and clear of all liens, pledges, claims, charges, encumbrances and security interests of any kind or nature whatsoever ("Liens"), except such restrictions as may arise under applicable federal and state securities laws and regulations.

         (b) The MSM Shares are the only issued and outstanding shares of capital stock of MSM. Other than as set forth on the MSM Disclosure Schedule, there are no options, warrants or other rights to acquire shares of capital stock of the Company.

         (c) Each Shareholder's jurisdiction of residence is New Jersey.

         (d) Each Shareholder acknowledges, represents and warrants to Telegen as follows:

             (i) As of the Effective Date, the Shareholder did not own any shares of Telegen whatsoever.

             (ii) The Shareholder understands that the shares of Telegen Common Stock to be issued to the Shareholder in the Merger will not have been registered under the Securities Act of 1933 (the "Securities Act"), or any state securities law by reason of specific exemptions under the provisions thereof which depend in part upon the other representations and warranties made by the Shareholder in this Agreement. The Shareholder understands that Telegen is relying upon the Shareholder's representations and warranties contained in this
SECTION 3.1 for the purpose of determining whether this transaction meets the requirements for such exemptions.

             (iii) Without limiting the Shareholder's rights pursuant to SECTION 9.1, the Shareholder has such knowledge, skill and experience in business, financial and investment matters so that the Shareholder is capable of evaluating the merits and risk of an investment in Telegen Common Stock pursuant to the transactions contemplated by this Agreement. To the extent that the Shareholder has deemed it appropriate to do so, the Shareholder has relied upon appropriate professional advice regarding the tax, legal and financial merits and consequences of an investment in Telegen Common Stock pursuant to the transactions contemplated by this Agreement.

             (iv) The Shareholder has made, either alone or together with the Shareholder's advisors, such independent investigation of Telegen, its management and related matters as the Shareholder deems to be, or such advisors have advised to be, necessary or advisable in connection with an investment in Telegen Common Stock through the transactions contemplated by this Agreement; and the Shareholder and advisors have received all information and data that the Shareholder and such advisors believe to be necessary in order to reach an informed decision as to the advisability of an investment in Telegen Common Stock pursuant to the transactions contemplated by this Agreement.

             (v) The Shareholder has reviewed the Shareholder's financial condition and commitments, alone and together with the Shareholder's advisors, and, based on such review, the Shareholder is satisfied that (A) the Shareholder has adequate means of providing for the Shareholder's financial needs and possible contingencies and has assets or sources of income which, taken together, are more than sufficient so that he could bear the risk of loss of the Shareholder's entire investment in Telegen Common Stock, (B) the Shareholder has no present or contemplated future need to dispose of all or any portion of Telegen Common Stock to satisfy any existing or contemplated undertaking, need or indebtedness, and (C) the Shareholder is capable of bearing the economic risk of an investment in Telegen Common Stock for the indefinite future. The Shareholder shall furnish any additional information requested by Telegen to assure the compliance of this transaction with applicable federal and state securities laws.

            (vi) The Shareholder understands that the shares of Telegen Common Stock to be received by the Founder in the transactions contemplated hereby will be "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Commission promulgated thereunder provide in substance that the Shareholder may dispose of such shares only pursuant to an effective registration statement under the Securities Act or an exemption from registration if available. The Shareholder further understands that, except as provided in SECTION 5.14 of this Agreement, Telegen has no obligation or intention to register the sale of any of the shares of Telegen Common Stock to be received by the Shareholder in the transactions contemplated hereby, or take any other action so as to permit sales pursuant to, the Securities Act. Accordingly, except as provided in SECTION 5.14, the Shareholder understands that the Shareholder may dispose of such shares only in transactions which are of a type exempt from registration under the Securities Act, including (without limitation) a "private placement," in which event the transferee will acquire such shares as "restricted securities" and subject to the same limitations as in the hands of the Shareholder. The Shareholder further understands that applicable state securities laws may impose additional constraints upon the sale of securities. As a consequence, the Shareholder understands that, except as provided in SECTION 5.14, the Shareholder may have to bear the economic risks of an investment in Telegen Common Stock to be received by the Shareholder pursuant to the transactions contemplated hereby for an indefinite period of time.

            (vii) The Shareholder is acquiring shares of Telegen Common Stock pursuant to the transactions contemplated hereby for investment only and not with a view to or intention of or in connection with any resale or distribution of such shares or any interest therein in violation of the Securities Act.

            (viii) The certificate(s) evidencing the shares of Telegen Common Stock to be issued pursuant to the transactions contemplated hereby shall bear the following legend:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or transferred in the absence of such registration or an exemption therefrom under the Securities Act of 1933, as amended, and applicable state securities laws."

     3.2 ORGANIZATION, STANDING AND POWER.  MSM is a corporation duly
         --------------------------------
organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. MSM is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on MSM's Business Condition. Other than those Subsidiaries identified in the MSM Disclosure Schedule, MSM has no Subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity. In this Agreement, a "Subsidiary" means (a) any corporation more than fifty percent (50%) of whose outstanding voting securities are, or any partnership, joint venture or other entity more than fifty percent (50%) of whose total equity interest is, directly or indirectly, owned by MSM and (b) which, in addition, is material to MSM based on its assets, revenues or profits. No entity that would otherwise be deemed a subsidiary of MSM shall be included in the defined term "Subsidiary" unless it is material to MSM. The MSM Disclosure Schedule sets forth a true and complete list of the states and foreign countries where MSM is qualified as a foreign corporation. MSM has no direct or indirect equity interest in or loans to any partnership, corporation, joint venture, business association or other entity. MSM has delivered to Telegen complete and correct copies of the Certificate of Incorporation and Bylaws of MSM and each of its Subsidiaries, if any, in each case as amended to the date hereof, and has delivered or made available minutes of all of directors' and stockholders' meetings, and stock certificate books of MSM, which correctly set forth the record ownership of all outstanding shares of capital stock of MSM.

     3.3 CAPITAL STRUCTURE.
         -----------------

         (a) The authorized capital stock of MSM consists of 100,000 shares of Common Stock, no par value. As of the date of this Agreement, there were issued and outstanding 100 shares of MSM Common Stock. There are no outstanding shares of MSM capital stock or any other equity securities of MSM (collectively, "MSM Capital Stock") other than shares of MSM Common Stock as described in the preceding sentence.

         (b) All outstanding shares of MSM capital stock are duly authorized validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, MSM's Certificate of Incorporation or Bylaws or any agreement to which MSM is a party or by which MSM may be bound. Except as set forth in the MSM Disclosure Schedule, all outstanding MSM Common Stock has been issued in compliance with applicable federal and state securities laws. There are no options, warrants, calls, conversion rights, commitments or agreements of any character to which MSM is a party or, to the best of MSM's knowledge, by which MSM may be bound that do or may obligate MSM to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of MSM capital stock or that do or may obligate MSM to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement.

         (c) The MSM Disclosure Schedule contains a complete and accurate list of, and the number of shares owned of record by, the holders of outstanding MSM Common Stock.

     3.4 AUTHORITY.
         ---------

         (a) MSM has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by MSM of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of MSM, including approval by its Board of Directors and stockholders. This Agreement is a legal, valid and binding obligation of MSM enforceable against MSM in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

        (b) Subject to satisfaction of the conditions set forth in ARTICLE VI hereto, the execution and delivery of this Agreement does not and the consummation of the transactions contemplated hereby will not, conflict with or result in any material violation of any material statute, law, rule, regulation, judgment, order, decree, or ordinance applicable to MSM or its properties or assets, or conflict with or result in any breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or the loss of a material benefit under, or result in the creation of a lien or encumbrance on any of the properties or assets of MSM pursuant to (i) any provision of the Certificate of Incorporation or Bylaws of MSM, or (ii) any material agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which MSM is a party or by which MSM or any of its property or assets may be bound or affected, except for such conflicts, violations, breaches or defaults which, individually or in the aggregate, would not result in a material adverse change in MSM's Business Condition.

        (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, whether domestic or foreign (a "Governmental Entity"), is required by or with respect to MSM in connection with the execution and delivery of this Agreement by MSM or the consummation by MSM of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the New Jersey Secretary of State and appropriate documents with the relevant authorities of other states in which MSM is qualified to do business, (ii) such other consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the Merger and (iii) informational filings. The MSM Disclosure Schedule sets forth a list of all states in which MSM stockholders reside.

     3.5 FINANCIAL STATEMENTS.  MSM has furnished to Telegen a complete and
         --------------------
accurate copy of its financial statements for the period ended December 13, 1996 (the "MSM Financial Statements"). The MSM Financial Statements have been prepared in accordance with MSM's books and records and fairly present the financial position of MSM as at the dates thereof and MSM's results of operations and cash flows for the periods then ended.

     3.6  COMPLIANCE WITH LAW.  MSM is in compliance and has conducted its
          -------------------
business so as to comply with all laws, rules and regulations, judgments, decrees or orders of any Governmental Entity applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply, individually or in the aggregate, has not had, and, to the best of MSM's knowledge, is not reasonably likely to have a material adverse effect on the Business Condition of MSM.
There are no outstanding judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against MSM or against any of its properties or businesses, and to the best knowledge of MSM, none are pending or threatened. Without limiting the generality of the foregoing, to the knowledge of MSM, MSM has not violated any United States and foreign import and export control laws and regulations, export licensing laws and regulations and customs regulations (including, without limitation, its obligations under the Foreign Corrupt Practices Act) applicable to MSM in any manner which would have a material adverse effect on the Business Condition of MSM. Since its inception, MSM has not been cited by the United States Department of Commerce, the United States Customs Service or any other relevant Governmental Entity for any violation of United States laws or regulations relating to importing or exporting of products, materials or services. The MSM Disclosure Schedule includes a summary of any violation of, or conflict with, any applicable statute, law, rule, regulation, ruling, order, judgment or decree, including any of the foregoing relating to Environmental Laws (as defined below) occurring to the best of MSM's knowledge, but only to the extent that if such violation had not been resolved, it would have had a material adverse effect on MSM's Business Condition.

     3.7 NO DEFAULTS.  MSM is not, and it has not received notice that it is
         -----------
or would be with the passage of time (x) in material violation of any provision of its Certificate of Incorporation or Bylaws or (y) in material default or violation of any term, condition or provision of (a) any judgment, decree, order, injunction or stipulation applicable to MSM, or (b) any material agreement, note, mortgage, indenture, contract, lease, instrument, permit, concession, franchise or license to which MSM is a party or by which MSM or its properties or assets may be bound.

     3.8 LITIGATION.  There is no action, suit, proceeding, claim, arbitration
         ----------
or investigation pending or, to the best knowledge of MSM, threatened, against MSM, which in any manner challenges or seeks to prevent, enjoin or materially delay any of the transactions contemplated hereby. The MSM Disclosure Schedule sets forth, with respect to each pending action, suit, proceeding, claim, arbitration or investigation to which MSM is a party, the forum, the parties thereto, a brief description of the subject matter thereof and the amount of damages claimed. MSM has not received any notice of any threat of any other litigation which individually or in the aggregate would reasonably be expected
to have a material adverse effect on MSM's Business Condition.   MSM has had no
product liability claims made against it since its inception.

     3.9 CONDUCT IN THE ORDINARY COURSE.  Since November 30, 1996, MSM has
         ------------------------------
conducted its business in the ordinary course and there has not occurred:

         (a) Any material adverse change in the Business Condition of MSM;

         (b) Any amendments or changes in the Certificate of Incorporation or Bylaws of MSM;

         (c) Any material damage, destruction or loss, whether covered by insurance or not, affecting any of the material properties or businesses of MSM;

         (d) Any issuance, redemption, repurchase or other acquisition by MSM of shares of capital stock of MSM or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to MSM capital stock;

         (e) Any increase in or modification of the compensation or benefits payable or to become payable by MSM to any of its directors, employees or consultants except for merit raises in the ordinary course, changes pursuant to employment agreements currently in effect, or changes in position;

         (f) Any increase in or modification of any bonus, pension, insurance or other employee benefit plan, payment or arrangement (including, without limitation, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its employees;

         (g) Any sale of the property or assets of MSM individually in excess of $5,000 or in the aggregate in excess of $15,000 other than inventory sales in the ordinary course of business consistent with past practice;

         (h) Any alteration in any term of any outstanding security of MSM;

         (i) Any (A) incurrence, assumption or guarantee by MSM of any debt for borrowed money other than in the ordinary course of business consistent with past practice; (B) issuance or sale of any securities convertible into or exchangeable for debt securities of MSM; or (C) issuance or sale of options or other rights to acquire from MSM, directly or indirectly, debt securities of MSM or any securities convertible into or exchangeable for any such debt securities;

         (j) Any creation or assumption by MSM of any mortgage, pledge, security interest or lien or other encumbrance on any asset (other than liens arising under existing lease financing arrangements, liens arising in the ordinary course of MSM's business which in the aggregate are not material and liens for taxes not yet due and payable);

         (k) Any making of any loan, advance or capital contribution to, or investment in, any person other than advances made in the ordinary course of business of MSM;

         (l) Any entry into, amendment of, relinquishment, termination or nonrenewal by MSM of any material contract, lease, commitment or other right or obligation other than in the ordinary course of business consistent with past practice;

         (m) Any transfer or grant of a right under the MSM Intellectual Property Rights (as defined in SECTION 3.17) other than those transferred or granted in the ordinary course of business consistent with past practice;

         (n) Any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of MSM; or

          (o) Any agreement or arrangement made by MSM to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this SECTION 3.9 untrue or incorrect as of the date when made.

     3.10 ABSENCE OF UNDISCLOSED LIABILITIES.  Except as disclosed or reflected
          ----------------------------------
in the MSM Balance Sheet (including the Notes thereto) and except for liabilities and obligations arising after November 30, 1996 in the ordinary course of business, MSM has no liabilities or obligations (whether absolute, accrued or contingent, and whether or not determined or determinable) of a character which, under generally accepted accounting principles ("GAAP") should be accrued, shown, disclosed or indicated in a balance sheet of MSM (including the footnotes thereto).

     3.11 CERTAIN AGREEMENTS.  Neither the execution and delivery of this
          ------------------
Agreement nor the consummation of the transactions contemplated hereby will (a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of MSM under any Plan (as defined in SECTION 3.13 below) or otherwise, (b) materially increase any benefits otherwise payable under any Plan, or (c) result in the acceleration of the time of payment or vesting of any such benefits.

     3.12 PLANS.  All plans, programs, policies, commitments or other
          -----
arrangements (whether or not set forth in a written document) maintained by or on behalf of MSM that provide deferred or incentive compensation, stock options or other stock purchase rights, severance or termination pay, medical, dental, life, disability or accident benefits (whether or not insured), benefits described in Sections 125 or 129 of the Code or pension, profit sharing or retirement benefits to, or for the benefit of, any active, former or retired employee or consultant of MSM or their spouses or dependents are listed in the MSM Disclosure Schedule (collectively, the "Plans"). Any Plan intended to be qualified under Section 401(a) of the Code has either obtained a favorable determination letter as to its qualified status from the Internal Revenue Service or still has a remaining period of time under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. To the extent any Plan with an existing determination letter from the Internal Revenue Service must be amended to comply with the applicable requirements of the Tax Reform Act of 1986 and subsequent legislation, the time period for effecting such amendments will not expire prior to the Merger. MSM has furnished to Telegen copies of the Plans and related Plan documents and, where applicable, will provide, as soon as practicable hereafter, copies of the most recent Internal Revenue Service determination letters and Forms 5500 with respect to any such Plan. No Plan is covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 412 of the Code. Neither MSM nor, to the best knowledge of MSM, any officer or director of MSM is subject to any liability or penalty under Sections 4975 through 4980 of the Code or Title I of ERISA in connection with any Plan. Each Plan has been maintained and administered in all respects in compliance with its terms and with the requirements prescribed by all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plan, except to the extent noncompliance would not have a material adverse effect on the operation of such Plan. No suit, administrative proceeding, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or to the best knowledge of MSM is threatened, against or with respect to any such Plan, including any audit or inquiry by the IRS or United States Department of Labor. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been made or accrued.

     3.13 MAJOR CONTRACTS.  Except as disclosed in the MSM Disclosure Schedule,
          ---------------
MSM is not a party to or subject to:

          (a) Any union contract or any employment or consulting contract or arrangement providing for future compensation, written or oral, with any director or officer;

         (b) Any material OEM agreement, distribution agreement, volume purchase agreement or other similar agreement, or joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits with other persons;

         (c) Any material lease for real or personal property;

         (d) Except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, leasehold obligations or otherwise;

         (e) Any material license agreement, either as licensor or licensee excluding those relating to commercially available software;

         (f) Any contract containing covenants purporting to materially limit the freedom of MSM to compete in any line of business in any geographic area;

         (g) Any material agreement, contract or commitment relating to capital expenditures and which involve future payments by MSM in excess of amounts planned by MSM and disclosed to Telegen;

         (h) Any material agreement, contract or commitment relating to the disposition or acquisition by MSM of any assets (other than Inventory) or any MSM Intellectual Property Rights;

         (i) Any material agreement providing for minimum payment or resale obligations, ongoing support or research and development obligations, or warranty obligations on the part of MSM, except arrangements entered into in the ordinary course of business;

         (j) Any agreement for the provision of products or securities to any Governmental Entity, except customer agreements entered into in the ordinary course of business; or

         (k) Any material agreement requiring a commitment of MSM resources or personnel to market, distribute or license products or technology, whether on a best-efforts basis or otherwise.

         To the best of MSM's knowledge, each material agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license and commitment to which MSM is a party or by which it is bound (i) is valid and binding on MSM (assuming it is valid and binding on the other parties thereto), (ii) is in full force and effect, (iii) has not, to the best knowledge of MSM, been breached by MSM or any other party thereto, and (iv) contains no material liquidated damages, penalty or similar provision. To the best knowledge of MSM, no party to any such contract, agreement or instrument has given notice to MSM that it intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

     3.14 TAXES.
          -----

          (a) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes, including, without limitation, (i) any income, profits, alternative or add-on minimum tax, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, net worth, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign) (a "Taxing Authority"), (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

          (b) Except as disclosed on MSM's Disclosure Schedules, all Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority with respect to any Taxable period ending on or before the Effective Time of the Merger, by or on behalf of MSM (collectively, the "MSM Returns"), have been or will be filed when due (including any extensions of such due date), and all amounts shown to be due thereon on or before the Effective Time have been or will be paid on or before such date. No material Tax liability has been incurred since the Balance Sheet dated November 30, 1996, other than in the ordinary course of business and adequate provision has been or will be made for all Tax liabilities incurred since that date in accordance with GAAP on at least a quarterly basis. All information set forth in the notes to the MSM Financial Statements relating to Tax matters is true, complete and accurate in all material respects.

          (c) There is no claim, audit, action, suit, proceeding, or investigation now pending or, to the best knowledge of MSM, threatened against or with respect to MSM in respect of any Tax or assessment. There are no liabilities for Taxes with respect to any notice of deficiency or similar document of any Tax Authority received by MSM which have not been satisfied in full (including liabilities for interest, additions to tax and penalties thereon and related expenses). Neither MSM nor any person on behalf of MSM has entered into or will enter into any agreement or consent pursuant to Section 341(f) of the Code. There are no liens for Taxes upon the assets of MSM except liens for current Taxes not yet due. Except as may be required as a result of the Merger, MSM has not been and will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

          (d) There is no contract, agreement, plan or arrangement, including, without limitation, the provisions of this Agreement, covering any employee or independent contractor or former employee or independent contractor of MSM that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or
Section 162 of the Code (as determined without regard to Section 280G(b)(4)). Other than pursuant to this Agreement, MSM is not a party to or bound by (or will prior to the Effective Date become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement (whether written, unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than MSM. MSM has previously provided or made available to Telegen true and correct copies of all MSM Returns, and, as reasonably requested by Telegen, prior to or following the date hereof, presently existing information statements, reports, work papers, Tax opinions and memoranda and other Tax data and documents.

          (e) Following the Merger, MSM will hold at least 90% of the fair market value of its net assets, at least 70% of the fair market value of its gross assets, and at least 90% of the fair market value of Sub's net assets and at least 70% of the fair market value of Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by MSM or Sub to shareholders who receive cash, amounts used by MSM or Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by MSM will be included as assets of MSM or Sub, respectively, immediately prior to the Merger.

          (f) MSM has no plan or intention to issue additional shares of its stock that would result in Telegen losing control of MSM within the meaning of
Section 368(c) of the Code.

          (g) At the time of the Merger, MSM will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire stock in MSM that, if exercised or converted, would affect Telegen's acquisition or retention of control of MSM, as defined in
Section 368(c) of the Code.

          (h) Neither MSM nor any Shareholder is an investment company as defined in Sections 368(a)(2)(F)(iii) and 368(a)(2)(F)(iv) of the Code.

          (i) On the date of the Merger, the fair market value of the assets of MSM will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

          (j) MSM is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          (k) MSM and MSM's shareholders will pay their respective expenses, if any, incurred in connection with the Merger.

          (l) There is no plan or intention by the Shareholders to sell, exchange, or otherwise dispose of a number of shares of Telegen stock received in the Merger that would reduce the Shareholders' ownership of Telegen stock to a number of shares having a value, as of the date of the Merger, of less than 50% of the value of all of the formerly outstanding stock of MSM as of the same date. For purposes of this representation, shares of stock exchanged for cash in lieu of fractional shares of Telegen stock will be treated as outstanding MSM stock on the date of the Merger. Moreover, shares of MSM stock and shares of Telegen stock held by the Shareholders and otherwise sold, redeemed or disposed of prior to or subsequent to the Merger will be considered in making this representation.

          (m) The fair market value of the Telegen stock paid to each Shareholder will be approximately equal to the fair market value of the MSM stock surrendered in the Merger by that Shareholder. For purposes of this representation, shares of MSM stock exchanged for cash in lieu of fractional shares of Telegen stock are disregarded.

          (n) In the Merger, shares of MSM stock representing control of MSM, as defined in Section 368(c) of the Code, will be exchanged solely for voting stock of Telegen.

     3.15 INTELLECTUAL PROPERTY.
          ---------------------

          (a) MSM owns, or is licensed or otherwise entitled to exercise, without restriction, all rights to, all patents, trademarks, trade names, service marks, copyrights, trade secret rights and other intellectual property rights, and any applications or registrations therefor, and all mask works, schematics, technology, source code, know-how, computer software programs and all other tangible and intangible information or material, that in any material respect are used or currently proposed to be used in the business of MSM as currently conducted or as currently proposed to be conducted (collectively, the "MSM Intellectual Property Rights").

          (b) The MSM Disclosure Schedule lists (i) all patents and all registered copyrights, trade dress, trade names, trademarks, service marks and other company, product or service identifiers and mask work rights included in the MSM Intellectual Property Rights, and specifies the jurisdictions in which each such MSM Intellectual Property Right has been registered, including the respective registration numbers; (ii) all material licenses, sublicenses and other agreements as to which MSM is a party and pursuant to which MSM or any other person is authorized to use any MSM Intellectual Property Right (excluding licenses relating to commercially available software); and (iii) all parties to whom MSM has delivered copies of MSM source code, whether pursuant to an escrow arrangement or otherwise, or parties who have the right to receive such source code. Copies of all licenses, sublicenses, and other agreements identified pursuant to clause (ii) above have been delivered by MSM to Telegen.

          (c) MSM is not, nor as a result of the execution and delivery of this Agreement or the performance of MSM's obligations hereunder will be, in material violation of, or lose or in any material way impair any material rights pursuant to any license, sublicense or agreement described in the MSM Disclosure Schedule.

          (d) MSM is the owner or licensee of, with all necessary right, title and interest in and to (free and clear of any liens, encumbrances or security interests), the MSM Intellectual Property Rights and has rights to the use, sale, license or disposal thereof or the material covered thereby in connection with the services or products in respect of which the MSM Intellectual Property Rights are being used.

To the best knowledge of MSM, MSM has taken all actions and made all applications and filings that MSM believes are appropriate, taking cost and benefit into account, pursuant to applicable laws to perfect or protect their interests in such MSM Intellectual Property Rights.

          (e) No claims with respect to the MSM Intellectual Property Rights have been asserted or, to the best knowledge of MSM, after reasonable investigation, are threatened by any person, and MSM knows of no claims (i) to the effect that the manufacture, marketing, license, sale or use of any product as now used or offered or proposed for use or sale by MSM infringes any copyright, patent, trade secret, or other intellectual property right of any third party or violates any license or agreement with any third party, (ii) contesting the right of MSM to use, sell, license or dispose of any MSM Intellectual Property Rights, or (iii) challenging the ownership, validity or effectiveness of any of the MSM Intellectual Property Rights.

          (f) To the best knowledge of MSM, all patents and registered trademarks, service marks, and other company, product or service identifiers and registered copyrights held by MSM are valid and subsisting.

          (g) To the best knowledge of MSM, there has not been and there is not now any material unauthorized use, infringement or misappropriation of any of the MSM Intellectual Property Rights by any third party, including, without limitation, any employee or former employee of MSM; MSM has not been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or other intellectual property rights and which has not been finally terminated prior to the date hereof.

          (h) No MSM Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by MSM. MSM has not entered into any agreement to indemnify any other person against any charge of infringement of any MSM Intellectual Property Right, except indemnification provided in the ordinary course of business. MSM has not entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any MSM Intellectual Property Right except as provided in the ordinary course of business. MSM has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the MSM Intellectual Property Rights.

     3.16 INTERESTS OF OFFICERS.  None of MSM's officers or directors has any
          ---------------------
interest in any property, real or personal, tangible or intangible, used in or pertaining to MSM's business, including any interest in the MSM Intellectual Property Rights, except for rights as a stockholder.

     3.17 EMPLOYEE AGREEMENTS.  To the best knowledge of MSM, no employee of
          -------------------
MSM is in violation of any term of any employment contract (whether written or verbal), patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with MSM or any other party (including prior employers) because of the nature of the business now conducted or now proposed to be conducted by MSM.

     3.18 RESTRICTIONS ON BUSINESS ACTIVITIES.  There is no agreement,
          -----------------------------------
judgment, injunction, order or decree binding upon MSM (excluding those in effect generally in the computer software industry) or which has or could reasonably be expected to have the effect of prohibiting or significantly impairing any material business practice of MSM, any material acquisition of property by MSM, or the continuation of the business of MSM as currently conducted or as currently proposed to be conducted.

     3.19 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF
          --------------------------------------------------------------------
          EQUIPMENT.
          ---------

          (a)  MSM does not own any real property anywhere in the world.

          (b) All of the existing MSM Real Property leases have been delivered previously to Telegen. The MSM Disclosure Schedule sets forth a complete and accurate list of all real property leased by MSM.

          (c) MSM has valid leasehold interests in all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens (other than liens for taxes that are not yet delinquent), charges, pledges, security interests or other encumbrances, except as reflected in the MSM Financial Statements and except for such imperfections of title and encumbrances, if any, which are not substantial in character, amount or extent, and which do not and are not reasonably likely to materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

          (d) The machinery and equipment (the "Equipment") owned or leased by MSM is, taken as a whole (i) adequate for the conduct of the business of MSM consistent with its past practice, (ii) suitable for the uses to which it is currently employed, (iii) in good operating condition ordinary wear and tear excepted and (iv) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business.

     3.20 GOVERNMENTAL AUTHORIZATIONS AND LICENSES.  MSM is the holder of all
          ----------------------------------------
material licenses, authorizations, permits, concessions, certificates and other franchises of any Governmental Entity required to operate its business (collectively, the "Government Licenses") and in material compliance with the terms, conditions, limitations, restrictions, standards, prohibitions, requirements and obligations of such Government Licenses. The Government Licenses are in full force and effect. There is not now pending, or to the best knowledge of MSM, is there threatened, any action, suit, investigation or proceeding against MSM before any Governmental Entity with respect to the Government Licenses, nor is there any issued or outstanding notice, order or complaint with respect to the violation by MSM of the terms of any Government License or any rule or regulation applicable thereto.

     3.21 ENVIRONMENTAL AND SAFETY LAWS.  MSM is in compliance in all material
          -----------------------------
respects with all rules, laws and regulations, both foreign and domestic, relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to their business, (ii) MSM has not received any notice from any governmental authority or third party of an asserted claim under Environmental Laws, and (iii) to the knowledge of MSM, no property which is or has been owned, leased or occupied by MSM or any of its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. (S) 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

     3.22 INSURANCE.  The MSM Disclosure Schedule lists all insurance policies
          ---------
and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of MSM, the amounts of coverage under each such policy and bond of MSM. Since November 30, 1996, MSM has not been refused any requested coverage and no material claim made by MSM has been denied by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid, and MSM is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). MSM does not know of any threatened termination of any of such policies.

     3.23 LABOR MATTERS.  MSM is, to the best of its knowledge, in compliance
          -------------
in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment and wages and hours and occupational safety and health and employment practices, and MSM, to the best of its knowledge, is not engaged in any unfair labor practice. MSM has not received any notice from any Governmental Entity, and there has not been asserted before any Governmental Entity, any claim, action or proceeding to which MSM is a party or involving MSM, and there is neither pending nor, to MSM's best knowledge, threatened any investigation or hearing concerning MSM arising out of or based upon any such laws, regulations or practices.

     3.24 CUSTOMERS; BACKLOG; RETURNS AND COMPLAINTS.  The aggregate amount of
          ------------------------------------------
MSM's backlog (orders scheduled for shipment within twelve (12) months) as of November 30, 1996 is set forth in the MSM Disclosure Schedule, and, to the best knowledge of MSM, no material amount of the purchase orders which constitute that backlog will be withdrawn or delayed. The MSM Disclosure Schedule sets forth a complete list of customers on the backlog and their respective orders as of November 30, 1996. Other than in the ordinary course of business, MSM has received no customer complaints concerning its products and/or services, and it has not had any of its products returned by a purchaser thereof.

     3.25 EMPLOYEES.  Set forth in the MSM Disclosure Schedule is a list
          ---------
identifying, as of the date hereof, all current employees of MSM, including, without limitation, all officers of MSM, setting forth the job title of, and annual salary rate (including bonuses) payable to, each such employee in 1996. None of such officers or employees has notified MSM of a present intention to resign or retire as a result of the transactions contemplated hereof.

     3.26 QUESTIONABLE PAYMENTS.  Neither MSM nor, to the best knowledge of
          ---------------------
MSM, any director, officer or other employee, agent or representative of MSM has
(a) made any payments or provided services or other favors in the United States of America or in any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of MSM or (b) made any political contributions which, to the best knowledge of MSM, would not be lawful under the laws of the United States or the foreign country in which such payments were made. Neither MSM nor, to the best knowledge of MSM, any director, officer or other employee, agent or representative of MSM or any customer or supplier of any of them has been the subject of any inquiry or investigation by any Governmental Entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of MSM or with respect to any political contribution.

     3.27 DISCLOSURE.  No representation or warranty made by MSM in this
          ----------
Agreement (including the Schedules hereto), and no financial statement contains any untrue statement of a material fact, or omits to state a material fact, necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

     3.28 MINUTE BOOKS.  The minute books of MSM delivered to Telegen contain
          ------------
complete and accurate minutes of all meetings of directors and stockholders or actions by written consent since the time of incorporation of MSM, and reflect all transactions referred to in such minutes accurately in all material respects.

     3.29 THIRD-PARTY CONSENTS.  No consent or approval is needed from any
          --------------------
third party in order to effect the Merger, this Agreement or any of the transactions contemplated hereby.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                               OF TELEGEN AND SUB

     Except as described in the Telegen Disclosure Schedule referring specifically to the representations and warranties in this Agreement which identifies the section and subsection to which such disclosure relates and which is delivered by Telegen to MSM prior to the execution of this Agreement (the "Telegen Disclosure Schedule"), Telegen and Sub represent and warrant to MSM that the representations and warranties set forth below shall be true and correct in all material respects as of the date hereof. As used in this Agreement, (a) "Business Condition" with respect to Telegen shall refer to Telegen and all of its subsidiaries taken as a whole and shall mean the financial condition, results of operations and assets of Telegen and all of its subsidiaries taken as a whole; and (b) a disclosure or result will be deemed "material and adverse" only if, individually or when aggregated with other disclosures or results, it gives rise to a substantial diminution in the value of Telegen and its subsidiaries taken as a whole.

     4.1 ORGANIZATION; STANDING AND POWER.  Each of Telegen and Sub is a
         --------------------------------
corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. Each of Telegen and Sub is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on Telegen's Business Condition or, with respect to Sub, Sub's Business Condition. Other than Sub and those subsidiaries identified in Telegen's filings made with the Securities and Exchange Commission (the "SEC"), Telegen has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any material equity interest in any corporation, association or business entity.

     4.2  CAPITAL STRUCTURE.
          -----------------

          (a) The authorized capital stock of Telegen consists of 100,000,000 shares of Telegen Common Stock, no par value, and 10,000,000 shares of Telegen Preferred Stock, no par value. As of November 30, 1996, there were issued and outstanding 4,781,139 shares of Telegen Common Stock, and an aggregate of 2,065,283 shares of Common Stock were reserved for issuance upon the exercise of options and warrants to acquire Telegen Common Stock ("Telegen Options"). As of such date, there were no outstanding shares of Telegen capital stock or any other equity securities of Telegen other than shares of Telegen Common Stock and Telegen Preferred Stock as described in the preceding sentence.

          (b) All the outstanding shares of Telegen Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights.

          (c) The shares of Telegen Common Stock issuable in connection with the Merger are duly authorized and reserved for issuance and, when issued in accordance with the terms of the Agreement of Merger, will be validly issued, fully paid, nonassessable and free of preemptive rights. As of the date hereof, the authorized capital stock of Sub consists of 1,000 shares of Common Stock, no par value, all of which are validly issued, fully paid and nonassessable and owned by Telegen.

          (d) Except for the shares described above issuable pursuant to Telegen Options, there are no options, warrants, calls, conversion rights, commitments or agreements of any character to which Telegen is a party or, to the best of Telegen's knowledge, by which Telegen may be bound that do or may obligate Telegen to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Telegen or that do or may obligate Telegen to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement.

     4.3  AUTHORITY.
          ---------

          (a) Telegen and Sub have all requisite corporate power and authority to enter into this Agreement, to perform their respective obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Telegen and Sub of their respective obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Telegen and Sub, including approval by their respective Boards of Directors. This Agreement is a legal, valid and binding obligation of Telegen and Sub enforceable against Telegen and Sub in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

          (b) Subject to satisfaction of the conditions set forth in ARTICLE VI hereto, the execution and delivery of this Agreement does not and the consummation of the transactions contemplated hereby will not, conflict with or result in any material violation of any material statute, law, rule, regulation, judgment, order, decree, or ordinance applicable to Telegen or Sub or their respective properties or assets, or conflict with or result in any breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or the loss of a material benefit under, or result in the creation of a lien or encumbrance on any of the properties or assets of Telegen or Sub pursuant to (i) any provision of their respective Articles of Incorporation or Bylaws, or (ii) any material agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which Telegen or Sub is a party or by which Telegen or Sub or any of their respective property or assets may be bound or affected.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Telegen or Sub in connection with the execution and delivery of this Agreement or the consummation by Telegen and Sub of the transactions contemplated hereby, except for (i) the filing of such other documents with, and the obtaining of such other orders from, the various state securities or "blue sky" authorities, and the making of such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as are required in connection with the transactions contemplated by this Agreement, (ii) the filing of the Certificate of Merger with the New Jersey Secretary of State and appropriate documents with the relevant authorities of other states in which Telegen is qualified to do business; and (iii) informational filings.

     4.4  TELEGEN FINANCIAL STATEMENTS.  The financial statements of Telegen
          ----------------------------
included in the annual, quarterly or other reports filed by Telegen with the SEC (the "Telegen Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) and fairly present the consolidated financial position of Telegen and its consolidated Subsidiaries at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments). There has been no change in Telegen's accounting policies or estimates except as described in the notes to the Telegen Financial Statements.

     4.5  REPORTS.  Telegen has previously furnished to MSM complete and
          -------
accurate copies, as amended or supplemented, of (i) its Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1996 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended and (ii) the Information Statement and Prospectus of Solar Energy Research Corp., a Colorado corporation ("SERC," subsequently redomiciled in California and renamed "Telegen Corporation"), included in SERC's Registration Statement on Form S-4 (Reg No. 333-4037) filed on May 17, 1996, as amended (the "Form S-4") (such reports and filings, together with any amendments or supplements thereto, are collectively referred to herein as the "Telegen Reports"). As of their respective dates, the Telegen Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.6  LITIGATION.  There is no action, suit, proceeding, arbitration,
          ----------
investigation or claim pending or, to the best knowledge of Telegen, threatened against Telegen which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby. Other than as disclosed in the Telegen Reports, Telegen is not aware of any other pending or threatened action, suit, proceeding, investigation or claim, or any reasonable basis therefor, which individually or in the aggregate would reasonably be expected to have a material adverse effect on Telegen's Business Condition.

     4.7  COMPLIANCE WITH LAW.  Telegen is in compliance and has conducted its
          -------------------
business so as to comply with all laws, rules and regulations, judgments, decrees or orders of any Governmental Entity applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that any failure to comply, individually or in the aggregate, has not had and, to the best knowledge of Telegen, is not reasonably likely to have, a material adverse effect on the Business Condition of Telegen. There are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against Telegen or any of its properties or businesses, and, to the best knowledge of Telegen, none are pending or threatened, which individually or in the aggregate would be reasonably likely to have a material and adverse effect on the Business Condition of Telegen.

     4.8  NO DEFAULTS.  Neither Telegen nor Sub is, or has received notice that
          -----------
it is or would be with the passage of time nor will the entry by Telegen or Sub into the Agreement nor the consummation of the transactions contemplated hereby result, (x) in material violation of any provision of its Articles of Incorporation or Bylaws or (y) in material default or violation of any term, condition or provision of (a) any judgment, decree, order, injunction or stipulation applicable to it, or (b) any material agreement, note, mortgage, indenture, contract, lease, instrument, permit, concession, franchise or license to which it is a party or by which it or its properties or assets may be bound, which violations or defaults have had or are reasonably likely to have individually or in the aggregate a material and adverse effect on the Business Condition of Telegen.

     4.9  ABSENCE OF UNDISCLOSED LIABILITIES.  Except as disclosed in its
          ----------------------------------
Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996 and for liabilities and obligations arising after September 30, 1996 in the ordinary course of business, Telegen and Sub have no liabilities or obligations (whether absolute, accrued or contingent, and whether or not determined or determinable) of a character which, under GAAP, should be accrued, shown, disclosed or indicated in an audited consolidated balance sheet of Telegen (including the footnotes thereto), or, if not so required is not reasonably likely to have a material adverse effect on the Business Condition of Telegen.

     4.10 MAJOR CONTRACTS.  Except to the extent not material to the Business
          ---------------
Condition of Telegen, each agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license and commitment to which Telegen or any of its subsidiaries is a party or by which, to the best of its knowledge, it is bound (i) is valid and binding on Telegen or Sub, (ii) is in full force and effect, and (iii) has not, to the best knowledge of Telegen, been breached by Telegen or any other party thereto. To the best knowledge of Telegen and Sub, no party to any such contract, agreement or instrument intends to cancel, withdraw, modify or amend such contract, agreement or arrangement, except to the extent such action would not have a material and adverse effect on the Business Condition of Telegen.

     4.11 INTELLECTUAL PROPERTY.  Telegen and its subsidiaries owns, or is
          ---------------------
licensed or otherwise entitled to exercise without restriction, all rights to all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, mask works, net lists, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that in any material respect are used in the business of Telegen as currently conducted or as currently proposed to be conducted (the "Telegen Intellectual Property Rights"), except to the extent the failure to have sufficient rights to such Telegen Intellectual Property Rights has not had and could not reasonably be expected to have a material adverse effect on the Business Condition of Telegen. No claims challenging Telegen's or Sub's rights to use Telegen Intellectual Property Rights have been asserted or, to the knowledge of Telegen and Sub, are threatened by any person, nor does Telegen or Sub have any knowledge of any valid grounds for any such bona fide claims, except to the extent such claims have not had and could not reasonably be expected to have a material adverse effect on the Business Condition of Telegen.

     4.12 RESTRICTIONS ON BUSINESS ACTIVITIES.  There is no agreement,
          -----------------------------------
judgment, injunction, order or decree binding upon Telegen which has or could reasonably be expected to have the effect of prohibiting or significantly impairing any material business practice of Telegen, any material acquisition of property by Telegen, or the continuation of the business of Telegen as currently conducted or as currently proposed to be conducted.

     4.13 GOVERNMENTAL AUTHORIZATIONS AND LICENSES.  Telegen is the holder of
          ----------------------------------------
all licenses, authorizations, permits, concessions, certificates and other franchises of any Governmental Entity required to operate its business (collectively, the "Telegen Government Licenses") which Telegen Government Licenses are in full force and effect, and is in material compliance with the terms, conditions, limitations, restrictions, standards, prohibitions, requirements and obligations of such Telegen Government Licenses except to the extent failure to hold and maintain such Telegen Government Licenses or to so comply would not be reasonably likely to have a material and adverse effect on the Business Condition of Telegen. There is not now pending, or to the best knowledge of Telegen, is there threatened, any action, suit, investigation or proceeding against Telegen before any Governmental Entity with respect to the Telegen Government Licenses, nor is there any issued or outstanding notice, order or complaint with respect to the violation by Telegen or Sub of the terms of any Telegen Government License or any rule or regulation applicable thereto, except to the extent that any such action would not be reasonably likely to have a material and adverse effect on the Business Condition of Telegen.

     4.14 DISCLOSURE.  No representation or warranty made by Telegen in this
          ----------
Agreement, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by Telegen or its representatives pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished. To the best knowledge of Telegen, after reasonable inquiry, there is no event, fact or condition that materially and adversely affects the Business Condition of Telegen, or that reasonably could be expected to do so, that has not been set forth in this Agreement or in the Telegen Disclosure Schedule.

     4.15 DECLARATION OF EFFECTIVENESS OF REGISTRATION STATEMENT.  Telegen has
          ------------------------------------------------------
not been notified by the SEC of any reason why the Registration Statement filed pursuant to Section 5.14 hereof will not be declared effective within a reasonable time after its filing.

     4.16 TAXES.
          -----

          (a) Prior to the Merger, Telegen will be in control of Sub within the meaning of Section 368(c) of the Code.

          (b) Telegen has no plan or intention to reacquire any of its stock issued in the Merger.

          (c) Telegen has no plan or intention to liquidate MSM, to merge MSM with or into another corporation, to sell or otherwise dispose of the stock of MSM except for transfers of stock to corporations controlled by Telegen within the meaning of Section 368(c) of the Code; or to cause MSM to sell or otherwise dispose of any of its assets or of any assets acquired from Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by MSM.

          (d) Sub will have no liabilities assumed by MSM, and will not transfer to MSM any assets subject to liabilities, in the Merger.

          (e) Following the Merger, MSM will continue its historic business or use a significant portion of its historic business assets in a business.

          (f) There is no intercorporate indebtedness existing between Telegen and MSM or between Sub and MSM that was issued, acquired, or will be settled at a discount.

          (g) Telegen does not own, nor has it owned during the past five years, any shares of MSM stock.

          (h) Neither Telegen nor Sub is an investment company as defined in Sections 368(a)(2)(F)(iii) and 368(a)(2)(F)(iv) of the Code.

          (i) Telegen and Sub will pay their respective expenses, if any, incurred in connection with the Merger.

          (j) The fair market value of the Telegen stock paid to each Shareholder will be approximately equal to the fair market value of the MSM stock surrendered in the Merger by that Shareholder. For purposes of this representation, shares of MSM stock exchanged for cash in lieu of fractional shares of Telegen stock are disregarded.

          (k) In the Merger, shares of MSM stock representing control of MSM, as defined in Section 368(c) of the Code, will be exchanged solely for voting stock of Telegen.

                                   ARTICLE V

                  CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE
                          TIME; ADDITIONAL AGREEMENTS

     5.1  CONDUCT OF BUSINESS OF MSM.
          --------------------------

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time of the Merger (except to the extent appropriate to provide for the integration of the business of MSM into that of Telegen), MSM shall carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the date of this Agreement and, to the extent consistent with such business, use all commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with them, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time of the Merger (except to the extent appropriate to provide for the integration of the business of MSM into that of Telegen). MSM shall promptly notify Telegen of any event or occurrence not in the ordinary course of business of MSM, and any event which could have a material and adverse effect on the Business Condition of MSM. Except as expressly contemplated by this Agreement, MSM, without the prior written consent of Telegen, which consent shall not be unreasonably withheld, shall not:

          (a) Materially accelerate, amend or change the period of exercisability of options, warrants, stock or purchase rights or authorize cash payments in exchange therefor except as may be required pursuant to the terms of any existing stock compensation plan;

          (b) (i) Enter into any commitment or transaction not in the ordinary course of business to be performed over a period longer than six (6) months in duration, or, except as in accordance with its existing capital budget previously disclosed to Telegen, to purchase fixed assets with an aggregate purchase price exceeding $25,000;

          (c) Grant any severance or termination pay to any director, officer, employee or consultant, except mandatory payments made pursuant to standard written agreements outstanding on the date hereof (with any such agreement or arrangement to be disclosed in the MSM Disclosure Schedule) or except in accordance with MSM's past practices unless the proposed agreement or arrangement is discussed with Telegen in advance;

          (d) Transfer to any person or entity any rights to the MSM Intellectual Property Rights, except licenses of Intellectual Property Rights in connection with the sale of MSM products in the ordinary course of business consistent with past practice;

          (e) Enter into or amend any agreements pursuant to which any other party is granted marketing or other similar rights of any type or scope with respect to any products of MSM;

          (f) Except in the ordinary course of business with prior notice to Telegen, violate, amend or otherwise modify in any material respect the terms of any of the material contracts listed in the MSM Disclosure Schedule;

          (g) Except with prior consultation with Telegen, commence a lawsuit other than for the routine collection of bills or for a breach of this Agreement;

          (h) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any MSM capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of MSM capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of MSM capital stock except repurchases of Common Stock at cost from former employees, directors and consultants in accordance with the terms of agreements providing for the repurchase of shares in connection with any termination of service to MSM;

          (i) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of or authorization of, the purchase of any shares of MSM capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

          (j) Cause or permit any amendments to MSM's Certificate of Incorporation or Bylaws;

          (k) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Business Condition of MSM;

          (l) Sell, lease, license or otherwise dispose of any of their properties or assets except in the ordinary course of business and consistent with past practice;

          (m) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (n) Adopt or amend any Plan, or enter into any employment contract, pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees other than pursuant to scheduled employee reviews under MSM's normal employee review cycle or pursuant to MSM's existing bonus plans, as the case may be, or in connection with the hiring of employees other than officers in the ordinary course of business, in all cases consistent with past practice, or otherwise increase or modify the compensation or benefits payable or to become payable by MSM to any of its directors, employees or consultants, except for reasonable merit raises within the scope of past merit raises, changes pursuant to employment agreements in effect as of the date hereof or changes in position;

          (o) Revalue any of its assets, including, without limitation, writing down the value of inventory or accounts receivable other than in the ordinary course of business and consistent with past practice or as required by GAAP;

          (p) Pay, discharge or satisfy in an amount in excess of $25,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the MSM Financial Statements;

          (q) Make any material Tax election other than in the ordinary course of business and consistent with past practice, change any material tax election, adopt any material Tax accounting method other than in the ordinary course of business and consistent with past practice, change any material Tax accounting method, file any material Tax return (other than any estimated tax returns, payroll tax returns or sales tax returns) or any amendment to a material Tax return, enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment;

          (r) Fail to pay or otherwise satisfy its material monetary obligations as they become due or consistent with past practice, except such as are being contested in good faith;

          (s)  Waive or commit to waive any rights of substantial value;

          (t) Cancel (unless replaced by a comparable policy), materially amend or, other than in the ordinary course upon expiration of a policy term, renew any material insurance policy;

          (u) Material alter, or enter into any commitment to materially alter, its interest in any corporation, association, joint venture, partnership or business entity in which MSM directly or indirectly holds any interest on the date hereof; or

          (v) Take, or agree (in writing or otherwise) to take, any of the actions described in this Section 5.1 or any action which would make any of the representations or warranties or covenants of MSM contained in this Agreement materially untrue or incorrect.

     5.2  TELEGEN CONDUCT.  During the period from the date of this Agreement
          ---------------
and continuing until the earlier of the termination of this Agreement or the Effective Time of the Merger, Telegen shall promptly notify MSM of any material event or occurrence or emergency which is not in the ordinary course of business of Telegen or its subsidiaries and which is material and adverse to the Business Condition of Telegen and its subsidiaries taken as a whole. Except as expressly contemplated by this Agreement, Telegen, without the prior written consent of MSM, shall not:

          (a) Amend its Articles of Incorporation or Bylaws in any manner which would materially adversely affect the rights of holders of Telegen Common Stock,

          (b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Telegen capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Telegen capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of Telegen capital stock except repurchases of Common Stock from former employees, directors and consultants in accordance with the terms of agreements providing for the repurchase of shares in connection with any termination of service to Telegen;

          (c) Take, or agree (in writing or otherwise) to take, any action that could reasonably be expected to delay or hinder the registration of the Registrable Shares (as defined in Section 5.14); or

          (d) Take, or agree (in writing or otherwise) to take, any of the actions described in this SECTION 5.2 or any action which would make any of the representations or warranties or covenants of Telegen contained in this Agreement materially untrue or incorrect.

      5.3 ACCESS TO INFORMATION; PROVISION OF INTERIM FINANCIAL STATEMENTS.
          ----------------------------------------------------------------

          (a) Each of Telegen and MSM shall afford the other party and its accountants, counsel and other representatives, reasonable access during normal business hours during the period from the date of this Agreement until the earlier of the Effective Time of the Merger or the termination of this Agreement to (i) all properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel as may reasonably be requested.

          (b) Each of Telegen and MSM shall provide the other party an unaudited monthly balance sheet, income statement and statement of cash flows within twenty-five (25) days of each month-end prior to the Effective Time of the Merger as well as copies of such other internal financial statements as may reasonably be requested.

     5.4  EXCLUSIVITY; ACQUISITION PROPOSALS.  Unless and until this Agreement
          ----------------------------------
shall have been terminated by either party pursuant to Section 8.1 below:

          (a) MSM shall not knowingly, directly or indirectly, through any officer, director, agent or representative (including, without limitation, investment bankers, attorneys, accountants and consultants), or otherwise:

               (i) Solicit, initiate or further the submission of proposals or offers from, or enter into any agreement with, any firm, corporation, partnership, association, group (as defined in Section 13(d)(3) of the Exchange
Act) or other person or entity, individually or collectively (including, without limitation, any managers or other employees of MSM or affiliates), other than Telegen and Sub (a "Third Party"), relating to any acquisition or purchase of all or a material portion of the assets of, or any equity interest in, MSM or any merger, consolidation or business combination with MSM;

               (ii) Participate in any discussions or negotiations regarding, or furnish to any Third Party any confidential information with respect to MSM or Telegen in connection with any acquisition or purchase of all or a material portion of the assets of, or any equity interest in, MSM or any merger, consolidation or business combination with MSM; or

               (iii) Otherwise knowingly cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any Third Party to undertake or seek to undertake any acquisition or purchase of all or a material portion of the assets of, or any equity interest in, MSM or any merger, consolidation or business combination with MSM.

          (b) In the event MSM receives prior to termination of this Agreement any offer or indication of interest from any Third Party relating to any acquisition or purchase of all or a material portion of the assets of, or any equity interest in, MSM or any merger, consolidation or business combination with MSM, MSM shall promptly notify Telegen and Sub in writing, and shall in any such notice, set forth in reasonable detail the identity of the Third Party, the terms and conditions of any proposal and any other information requested of it by the Third Party or in connection therewith.

          (c) MSM shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Third Party conducted prior to the date of this Agreement with respect to any of the foregoing.

     5.5 BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS.  Each of
         ---------------------------------------------------
Telegen, Sub and MSM shall not take, or fail to take, any action which from the date hereof through the Closing would cause or constitute a breach of any of its respective representations, warranties and covenants set forth in this Agreement. In the event of, and promptly after becoming aware of, the actual, pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, each party shall give detailed notice thereof to the other parties and shall use its best efforts to prevent or promptly remedy such breach or inaccuracy.

     5.6  CONSENTS.  Each of Telegen and MSM shall promptly apply for or
          ---------
otherwise seek, and use its commercially reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger and the other transactions contemplated hereby, and MSM shall use its commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of MSM's material agreements, contracts, licenses or leases in connection with the Merger, except such consents and approvals as Telegen and MSM agree MSM shall not seek to obtain.

     5.7  ALL COMMERCIALLY REASONABLE EFFORTS.  Each of Telegen and MSM shall
          -----------------------------------
use all commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement.

     5.8  LEGAL CONDITIONS TO THE MERGER.
          ------------------------------

          (a) MSM shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on MSM with respect to the Merger and will promptly cooperate with and furnish information to Telegen in connection with any such requirements imposed upon Telegen, Sub or any other subsidiary of Telegen in connection with the Merger. MSM shall take all reasonable actions to obtain (and to cooperate with Telegen and its Subsidiaries in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity required to be obtained or made by MSM (or by Telegen or its Subsidiaries) in connection with the Merger or the taking of any action contemplated thereby or by this Agreement, and to defend such lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby as MSM deems advisable in good faith, to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby as MSM deems advisable in good faith, and to effect all necessary registrations and filings and submissions of information as MSM deems advisable in good faith required by any Governmental Entity, and to fulfill all conditions to this Agreement.

          (b) Each of Telegen and Sub shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the Merger and will promptly cooperate with and furnish information to MSM in connection with any such requirement imposed upon MSM in connection the their Merger. Telegen and Sub shall take all reasonable actions to obtain (and to cooperate with MSM in obtaining) any consent, authorization, order or approval of, or exemption by, any Governmental Entity required to be obtained or made by Telegen or any of its Subsidiaries (or by MSM) in connection with the Merger or the taking of any action contemplated thereby or by this Agreement, and to defend such lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby as Telegen and Sub deem advisable in good faith, to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby as Telegen and Sub deem advisable in good faith, and to effect all necessary registrations and filings and submissions of information as Telegen and Sub deem advisable in good faith, required by any Governmental Entity, and to fulfill all conditions to this Agreement.

     5.9  BROKERS OR FINDERS; PROFESSIONAL FEES.  Except as otherwise set forth
          -------------------------------------
in the MSM Disclosure Schedule or the Telegen Disclosure Schedule, as the case may be, each of Telegen, as to itself and its subsidiaries, and MSM represents that no agent, broker, investment banker or other firm or person is, or will be, entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement. The MSM Disclosure Schedule sets forth, as of December 20, 1996, MSM's total obligations to attorneys, and others in connection with the Merger contemplated hereby.

     5.10 PUBLIC ANNOUNCEMENTS.  Each party will consult in advance with the
          --------------------
other concerning the timing and content of any announcements, press releases or public statements concerning the Merger and will not make any such announcement, release or statement without the other's consent; provided, however, that Telegen may make any public statement concerning the Merger without MSM's consent, after it has used reasonable efforts to obtain MSM's consent, if, in the opinion of counsel for Telegen, such statement or announcement is required or advisable to comply with applicable law.

     5.11 AFFILIATES AGREEMENTS.  The MSM Disclosure Schedule sets forth each
          ---------------------
person who is, in MSM's reasonable judgment, an "affiliate" of MSM (an "Affiliate") within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145"). MSM shall provide Telegen such information and documents as Telegen shall reasonably request for purposes of reviewing such list. MSM shall use its best efforts to deliver or cause to be delivered to Telegen, concurrently with the execution of this Agreement from each of the Affiliates, Agreements in the form attached hereto as Exhibit 5.11. Telegen and Sub shall
                                          ------------
be entitled to place appropriate legends on the certificates evidencing any Telegen Common Stock to be received by such Affiliates pursuant to the terms of this Agreement and the Agreement of Merger, and subject to SECTION 5.14, to issue appropriate stop transfer instructions to the transfer agent for Telegen Common Stock, consistent with the terms of such Affiliates Agreements.

     5.12 EXPENSES.  Whether or not the Merger is consummated, all costs and
          --------
expenses incurred in connection with this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby, including fees of any finders or brokers or investment bankers, attorneys and accountants retained by such party (subject to the provisions of SECTION 5.9 hereof), shall be paid by the party incurring such expense; provided, however, that such payment obligation
                              -----------------
shall not preclude either party from pursuing any remedies conferred hereby or by law or equity on such party for the repayment of such amounts in connection with a breach of this Agreement.

     5.13 ISSUANCE OF SHARES.  Telegen shall, as and when required under this
          ------------------
Agreement and the Agreement of Merger, issue and deliver certificates representing the Telegen Common Stock into which the capital stock of MSM outstanding at the Effective Time of the Merger will be converted.

     5.14 REGISTRATION RIGHTS.  Telegen covenants and agrees that, after the
          -------------------
Closing Date:

          (a) Telegen will file with the Commission no later than March 31, 1997, and use its best efforts to cause to become effective promptly following the expiration of such time as results covering at least thirty (30) days of post-Closing combined operations of Telegen and MSM have been published by Telegen within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, a registration statement on Form S-3 (or other applicable form) (the "Registration Statement") covering the shares of Telegen Common Stock to be issued under the provisions of ARTICLE I to the Shareholders (the "Registrable Shares").

          (b) Subject to subparagraph (c), Telegen will use its best efforts to cause the Registration Statement to remain current (to the extent required by law) and effective for the shorter of the following two time periods: (i) for two years following effectiveness thereof (or up to three years to the extent volume limits specified in Rule 144(d) of the Securities would be exceeded if a Shareholder were to sell all of his Telegen shares in any ninety (90) day period), or (ii) until all of the Registrable Shares are sold.

          (c) Telegen reserves the right from time to time to notify each holder of Registrable Shares that the Registrable Shares may not be sold under such Registration Statements for a period of time because of the pendency of a transaction or public offering or other material event or because of the disclosure of material and otherwise non-public information by Telegen, and each holder of Registrable Shares hereby agrees not to sell any Registrable Shares under such registration statements for such period of time as Telegen's Board of Directors may in good faith deem necessary.

          (d) Telegen shall prepare and file with Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and the prospectus current and to comply with the provisions of the Securities Act with respect to the sale of the Registrable Shares and this Agreement;

          (e) Telegen shall furnish to each Shareholder such numbers of copies of preliminary prospectuses and final prospectuses and each supplement or amendment thereto and such other documents as each such Shareholder may reasonably request in order to facilitate the sale or other disposition of the Registrable Shares owned by such Shareholder in conformity with (A) the requirements of the Securities Act and (B) such Shareholder's proposed method of distribution;

          (f) Telegen shall register or qualify the Registrable Shares under the securities laws such jurisdiction within the United States as each Shareholder shall reasonably request, and do such other reasonable acts and things as may be required of it to enable each Shareholder to consummate the sale or other disposition in such jurisdiction of the Registrable Shares owned by such Shareholder; provided, however, that Telegen shall not be required to
                     -----------------
(A) qualify as a foreign corporation or consent to a general and unlimited service of process in any such jurisdictions, or (B) qualify as a dealer in securities;

          (g) Telegen shall furnish, at the request of any Shareholder on the date the Registration Statement becomes effective, (i) an opinion, dated such date, of counsel representing Telegen for the purposes of such registration, addressed to the Shareholder making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the Shareholder of such Registrable Shares may reasonably request and are customarily included in such opinions and (ii) letters, dated respectively, (1) the effective date of the Registration Statement and

(2) the date such Shares are delivered to the Shareholders, for sale pursuant to such registration, from a firm of independent public accountants of recognized national standing selected by Telegen, addressed to the Shareholder making such request, covering such financial, statistical and accounting matters with respect to the registration in respect of which such letters are being given as the Shareholder of such Registrable Shares may reasonably request and are customarily included in such letters.

          (h) Telegen shall notify each Shareholder of Registrable Shares covered by such registration statement in the event Telegen has delivered preliminary or final prospectuses to any such Shareholder, and after having done so, such prospectus as amended to comply with the requirements of the Act. Upon such notification, such Shareholders shall immediately cease making offers of Registrable Shares and return all prospectuses to Telegen. Telegen shall promptly provide such Shareholders with revised prospectuses and, following receipt of the revised prospectuses, such Shareholders shall be free to resume making offers of Registrable Shares;

          (i) Telegen shall cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.; and

          (j) Telegen shall be responsible for all expenses incurred in connection with filing the Registration Statements, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses and fees and disbursements of counsel for Telegen; provided, however, Telegen shall not be responsible for the fees
             -----------------
and expenses of counsel for any holder of Registrable Shares.

          (k) Each holder shall bear all underwriting discounts and commissions with respect to the Registrable Shares sold by such holder.

          (l) Telegen shall use its best efforts to such registration in the manner contemplated by this Agreement.

          (m) The provisions of Exhibit 5.14 hereof shall apply to the registration and sale of the Registrable Shares.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.  The
          ----------------------------------------------------------
respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing of the following conditions:

          (a)  Approvals.  All authorizations, consents, orders or approvals of,
               ---------
or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

          (b)  Legal Action.  No temporary restraining order, preliminary
               ------------
injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Governmental Entity and remain in effect, and no litigation shall be pending the ultimate resolution of which is likely to (i) result in the issuance of such an order or injunction, or the imposition against MSM, the Surviving Corporation or Telegen of substantial damages if the Merger is consummated, (ii) prohibit Telegen's or MSM's ownership or operation of all or a material portion of the business rights of MSM or Telegen and its Subsidiaries taken as a whole, or to compel Telegen or MSM to dispose of or hold separate all or a material portion of the business or assets of MSM or Telegen and its Subsidiaries taken as a whole, as a result of the Merger, (iii) materially limit or restrict Telegen's conduct or operation of the business of the Surviving Corporation, or (iv) render Telegen, Sub or MSM unable to consummate the Merger. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

          (c)  Statutes.  No action shall have been taken, and no statute, rule,
               --------
regulation or order shall have been enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would (i) make the consummation of the Merger illegal, (ii) prohibit Telegen's or MSM's ownership or operation of all or a material portion of the business or assets of MSM or Telegen and its Subsidiaries taken as a whole, or compel Telegen or MSM to dispose of or hold separate all or a material portion of the business or assets of MSM or Telegen and its Subsidiaries taken as a whole, as a result of the Merger, (iii) limit or restrict Telegen's conduct or operation of the business of MSM, or (iv) render Telegen, Sub or MSM unable to consummate the Merger, except for any waiting period provisions.

          (d)  Pooling of Interests Transaction.  Telegen's accounting firm,
               --------------------------------
Coopers & Lybrand L.L.P. ("C&L") shall have informed Telegen that it is not aware of any fact that would preclude Telegen from accounting for the Merger as a pooling of interests, and Telegen shall have received an opinion that the Merger will qualify as a pooling of interests transaction for financial reporting purposes.

     6.2  CONDITIONS OF OBLIGATIONS OF TELEGEN AND SUB.  The obligations of
          --------------------------------------------
Telegen and Sub to effect the Merger are subject to the satisfaction of the following conditions, unless waived by Telegen and Sub:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of MSM set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) as of the date of this Agreement, except as otherwise contemplated by this Agreement, and except for any inaccuracies that alone or taken together would not be material and adverse to the Business Condition of MSM.

          (b)  No Material Adverse Change.  There shall have been no material
               --------------------------
adverse change in the Business Condition (either actual or as such condition has been represented pursuant to Article III hereof) of MSM on or before the Closing Date, and Telegen shall have received a certificate signed by the chief executive officer and the chief financial officer of MSM to such effect on the Closing Date.

          (c)  Performance of Obligations of MSM.  MSM shall have performed in
               ---------------------------------
all material respects all obligations and covenants required to be performed by it under this Agreement and the Certificate of Merger prior to the Closing Date, except for such failures of performance that are not material and adverse to the Business Condition of MSM, and Telegen shall have received a certificate signed by the chief executive officer and the chief financial officer of MSM to such effect.

          (d)  Affiliates Agreements.  Telegen shall have received from each
               ---------------------
person or entity who may be deemed pursuant to Section 5.12 hereof to be an Affiliate of MSM a duly executed Affiliates Agreement, substantially in the form attached hereto as Exhibit 5.12.
                   ------------

          (e)  Opinion of MSM's Counsel.  Telegen shall have received an opinion
               ------------------------
dated the Closing Date of Lowenstein Sandler Kohl Fisher & Boylan, P.C., counsel to MSM, in form and substance reasonably satisfactory to Telegen and customary in scope and substance for an opinion delivered by counsel to the acquired company in acquisitions such as the Merger.

          (f)  FIRPTA. Telegen shall have received from each Shareholder a
               ------
properly executed Certification of Non-Foreign Status, conforming to the requirements of Treasury Regulation Section 1.1445-2(b), which states that the Shareholder is not a foreign person.

          (g)  Consents.  Telegen shall have received duly executed copies of
               --------
all material third-party consents and approvals contemplated by this Agreement or the MSM Disclosure Schedule in form and substance reasonably satisfactory to Telegen, except for such consents which if not received would not be material and adverse to the Business Condition of MSM, and except for those consents disclosed by MSM to Telegen in Section 3.30 of the MSM Disclosure Schedule.

          (h)  Employment Agreements.  Each Shareholder shall have executed an
               ---------------------
Employment Agreement substantially in the form of agreement attached as Exhibit
                                                                        -------
6.2(i).
------

     6.3  CONDITIONS OF OBLIGATION OF MSM.  The obligation of MSM to effect the
          -------------------------------
Merger is subject to the satisfaction of the following conditions unless waived by MSM:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of Telegen and Sub set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) as of the date of this Agreement, except as otherwise contemplated by this Agreement, and except for any inaccuracies that alone or taken together would not be material and adverse to the Business Condition of Telegen and its Subsidiaries taken as a whole.

          (b)  Performance of Obligations of Telegen and Sub.  Telegen and Sub
               ---------------------------------------------
shall have performed in all material respects all obligations and covenants required to be performed by them under this Agreement and the Agreement of Merger prior to the Closing Date, except for such failures of performance that are not material and adverse to the Business Condition of Telegen, and MSM shall have received a certificate signed by an executive officer and the chief financial officer of Telegen to such effect.

          (c)  Opinion of Telegen's Counsel.  MSM shall have received an opinion
               ----------------------------
dated the Closing Date of Wilson Sonsini Goodrich & Rosati, counsel to Telegen, in form and substance reasonably satisfactory to MSM and customary in scope and substance for an opinion delivered by counsel to an acquiring company in acquisitions such as the Merger.

          (d)  No Material Adverse Change.  There shall have been no material
               --------------------------
adverse change in the Business Condition (either actual or as such condition has been represented pursuant to Article IV hereof) of Telegen and its Subsidiaries taken as a whole on or before the Closing Date, and MSM shall have received a certificate signed by the chief executive officer and the chief financial officer of Telegen to such effect on the Closing Date. MSM acknowledges that the announcement of the transactions contemplated by this Agreement may have an adverse effect on the price of Telegen's Common Stock and be disruptive to the business of Telegen. MSM agrees that, for the purposes of this Section 6.3(d), any disruption to Telegen's business or drop in the price of Telegen's Common Stock attributable to such announcement shall not constitute a material adverse change in the Business Condition of Telegen.

          (e) Telegen shall have delivered to the Transfer Agent a letter of instruction regarding the resale of the Registrable Shares in a form acceptable of MSM's counsel.


                                   ARTICLE VII

                        INDEMNIFICATION AND CONTRIBUTION


     7.1  INDEMNIFICATION OBLIGATION.
          --------------------------

          From and after the Closing, the Shareholders will, severally and not jointly reimburse, defend, indemnify and hold harmless Telegen and its successors and assigns (each an "Indemnitee") against and in respect of any and all damages, losses, deficiencies, liabilities, costs and expenses (including, without limitation, legal fees and expenses) (collectively "Losses") incurred or suffered by any Indemnitee that result from, relate to or arise out of any misrepresentation, breach of warranty or nonfulfillment of MSM or one or more of the Shareholders, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Telegen pursuant hereto or in connection with the negotiation, execution or performance of this Agreement, or any action, suit, claim, proceeding, investigation, demand, assessment, audit, fine, or judgment incident to any of the foregoing or to the enforcement of this SECTION 7.1.

     7.2  LIMITATIONS ON INDEMNITY.  The obligations of the Shareholders are
          -------------------------
subject to the following limitations:

          (a) The Shareholders shall only be liable to the extent the Losses exceed $100,000 in the aggregate.

          (b) The Indemnities' sole and exclusive remedy for any damages, losses, claims, compensation or other costs under this Agreement shall be to recover from any Shareholder the Consideration Shares or the amount of proceeds received by such Shareholder from the sale of the Consideration Shares received by such Shareholder.

          (c) The Shareholders shall not be liable with respect to any matter for which notice has not been given to the Shareholders within one year of the Closing Date.

     7.3  SOLE AND EXCLUSIVE REMEDY; WAIVER.  Any person or entity providing
          ---------------------------------
indemnification pursuant to the provisions of this Article VII is hereinafter referred to as an "Indemnifying Party" and any person or entity entitled to be indemnified pursuant to the provisions of this Article VII is hereinafter referred to as an "Indemnified Party." The provisions of this Article VII shall constitute the sole and exclusive remedy of any Indemnified Party after the Effective Time of the Merger for (i) Losses arising out of, resulting from or incurred in connection with any inaccuracy and/or breach by the Indemnifying Party of any of its representations or warranties under this Agreement (including the related financial statements and Disclosure Schedules) or any certificate delivered in connection herewith, (ii) the failure of the Indemnifying Party to perform any covenant or agreement under this Agreement, or
(iii) any other act or omission by the Indemnifying Party under this Agreement or relating to the subject matter hereof. Any other rights to indemnification or Losses to which an Indemnified Party might otherwise be entitled after the Effective Time of the Merger, whether now existing or hereafter arising, are hereby waived to the maximum extent permitted by applicable law. Telegen, Sub and MSM, on their own behalf and on behalf of their respective affiliates, their respective officers, directors, employees, agents and representatives, and any person or entity claiming by or through any of them, hereby waive, to the maximum extent permitted by applicable law, any and all other claims which may arise hereunder against the officers, directors, employees, agents and representatives of Telegen, Sub or MSM.

     7.4  PROCEDURES OF THIRD PARTY CLAIMS.  In the case of any claim for
          --------------------------------
indemnification arising from a claim of a third party (a "Third Party Claim"), an Indemnified Party shall give prompt written notice to the Indemnifying Party of any claim or demand of which such Indemnified Party has knowledge and as to which it may request indemnification hereunder. The Indemnifying Party shall have the right to defend and to direct the defense against any such Third Party Claim, in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party, and with counsel selected by the Indemnifying Party unless (i) such Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party, or (ii) the Indemnified Party shall have reasonably concluded that (x) there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such Third Party Claim or (y) the Indemnified Party has one or more defenses not available to the Indemnifying Party. Notwithstanding anything in this Agreement to the contrary, the Indemnified Party shall, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party, and keep the Indemnifying Party fully informed, in the defense of such Third Party Claim.
The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel employed at its own expense; provided, however, that, in the case
                                          -----------------
of any Third Party Clam or demand described in clause (i) or (ii) of the second preceding sentence or as to which the Indemnifying Party shall not in fact have employed counsel to assume the defense of such Third Party Claim, the reasonable fees and disbursements of such counsel shall be at the expense of the Indemnifying Party. The Indemnifying Party shall have no indemnification obligations with respect to any such Third Party Claim or demand which shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

     7.5  PROCEDURES FOR INTER-PARTY CLAIMS.  In the event that an Indemnified
          ---------------------------------
Party determines that it has a claim for Losses against an Indemnifying Party hereunder (other than as a result of a Third Party Claim), the Indemnified Party shall give prompt written notice thereof to the Indemnifying Party, specifying the amount of such claim and any relevant facts and circumstances relating thereto. The Indemnified Party shall provide the Indemnifying Party with reasonable access to its books and records for the purpose of allowing the Indemnifying Party a reasonable opportunity to verify any such claim for Losses. The Indemnified Party and the Indemnifying Party shall negotiate in good faith the resolution of any disputed claims for Losses.

                                 ARTICLE VIII

                                  TERMINATION

     8.1  TERMINATION.
          -----------

          (a) This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of MSM:

                   (i) by mutual agreement of the Boards of Directors of Telegen and MSM;

                   (ii) by Telegen, if there has been a breach by MSM of any representation, warranty, covenant or agreement set forth in this Agreement on the part of MSM resulting in a material adverse change in the Business Condition of MSM and which MSM fails to cure within five (5) business days after notice thereof is given by Telegen (except that no cure period shall be provided for a breach by MSM which by its nature cannot be cured);

                   (iii) by MSM, if there has been a breach by Telegen or Sub of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Telegen or Sub resulting in a material adverse change in the Business Condition of Telegen and which Telegen or Sub, as the case may be, fails to cure within five (5) business days after notice thereof is given by MSM (except that no cure period shall be provided for a breach by Telegen or Sub which by its nature cannot be cured);

                   (iv) by MSM or Telegen, if the Merger shall not have been consummated on or before December 31, 1996;

          (b) Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient authorization for such action to be authorized by the Board of Directors of the party taking such action.

          (c)  In the event of termination of this Agreement as provided in this
SECTION 8.1, this Agreement shall forthwith become void; provided, however, that
                                                         -----------------
the agreements contained or referred to in SECTION 5.9 ("Brokers or Finders; Professional Fees"), SECTION 5.10 ("Public Announcements"), SECTION 5.12 ("Expenses") shall survive. In the event of termination of this Agreement pursuant to the events or conditions set forth in SUBSECTIONS 8.1(a)(i) AND
(iv), no party shall be liable for any costs, charges, expenses or fees of any other party. Nothing herein will relieve any party from liability for any breach of any representation, warranty, agreement or covenant contained herein prior to such termination. In addition, in no event will any party to this Agreement be liable for special, consequential or indirect damages relating to or arising out of this Agreement, except for such damages arising out of actual fraud or intentional misrepresentation.


                                   ARTICLE IX

                 POST-CLOSING COVENANTS AND GENERAL PROVISIONS

     9.1  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.  All
          ------------------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the MSM Disclosure Schedules) made by MSM or the Shareholders shall terminate one year after at the Effective Time of the Merger. All representations and warranties in this Agreement made by Telegen or in any instrument delivered pursuant to this Agreement (each as modified by the Telegen Disclosure Schedules) shall terminate at the Effective Time of the Merger. Thereafter, neither Telegen, nor any stockholder of MSM or Telegen, nor any officer, director, or employee of MSM or Telegen shall have any liability hereunder except for his or her own personal, actual fraud.

     9.2  AMENDMENT.  This Agreement may not be amended except by an instrument
          ---------
in writing signed on behalf of each of the parties hereto.

     9.3  EXTENSION; WAIVER.  At any time prior to the Effective Time, each of
          -----------------
MSM and Telegen, to the extent legally allowed, (a) may extend the time for the performance of any of the obligations or other acts of the other, (b) may waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto, and (c) may waive compliance with any of the agreements or conditions for the benefit of it contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     9.4  NOTICES.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given (a) on the same day if delivered personally,
(b) three (3) business days after being mailed by registered or certified mail (return receipt requested), or (c) on the same day if sent by telecopy, confirmation received, to the parties at the following addresses and telecopy numbers (or at such other address or number for a party as shall be specified by like notice):

          (w)  If to Telegen or Sub, to:

               Telegen Corporation
               101 Saginaw Drive
               Redwood City, California 94063
               Attention:  Warren M. Dillard
               Telephone No.:  (415) 261-9400
               Telecopy No.:   (415) 261-9468

               with copy to:

          (x)  Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, California 94304
               Attn:  Thomas C. DeFilipps, Esq.
               Telephone No.:  (415) 493-9300
               Telecopy No.:    (415) 493-6811

          (y)  if to MSM, to:

               Morning Star Multimedia, Inc.
               29 West Ridgewood Avenue
               Ridgewood, New Jersey  07450
               Attn:  Daniel J. Kitchen
               Telephone No.: (201) 251-3628
               Telecopy No.:   (201) 251-1768

               with a copy to:

               Lowenstein Sandler Kohl
               Fisher & Boylan, P.C.
               65 Livingston Avenue
               Roseland, New Jersey  07068-1791
               Attn:  John R. Mackay II, Esq.
               Telephone No.: (201) 992-8700
               Telecopy No.:  (201) 992-5820

     9.5  INTERPRETATION.  When a reference is made in this Agreement to
          --------------
Sections or Exhibits, such references shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.6  COUNTERPARTS.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     9.7  ENTIRE AGREEMENT.  This Agreement and the documents and instruments
          ----------------
and other agreements among the parties delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and are not intended to confer upon any other person any rights or remedies hereunder except as otherwise expressly provided herein.

     9.8  NO TRANSFER.  This Agreement and the rights and obligations set forth
          -----------
herein may not be transferred or assigned by operation of law or otherwise without the consent of each party hereto. Any assignment in violation of this
Section 8.8 shall be null and void. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     9.9  SEVERABILITY.  If any provision of this Agreement, or the application
          ------------
thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     9.10  OTHER REMEDIES.  Except as otherwise provided herein, any and all
           --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity on such party; and the exercise of any one remedy will not preclude the exercise of any other.

     9.11  FURTHER ASSURANCES.  Each party agrees to cooperate fully with the
           ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     9.12 ABSENCE OF THIRD-PARTY BENEFICIARY RIGHTS.  No provision of this
          -----------------------------------------
Agreement is intended, or will be interpreted, to provide to or create for any third-party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, employee, partner or any party hereto or any other person or entity, and all provisions hereof will be personal solely between the parties to this Agreement.

     9.13 MUTUAL DRAFTING.  This Agreement is the joint product of Telegen and
          ---------------
MSM, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of Telegen and MSM, and shall not be construed for or against any party hereto.

     9.14 GOVERNING LAW.   This Agreement shall be governed in all respects,
          -------------
including validity, interpretation and effect, by the laws of the State of California (without giving effect to its choice of law principles).

     IN WITNESS WHEREOF, Telegen, Sub and MSM have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                    TELEGEN CORPORATION


                                    By: /s/ Jessica L. Stevens
                                       -----------------------
                                        Jessica L. Stevens
                                        Chairman of the Board and President


                                    MORNING STAR ACQUISITION
                                    CORPORATION


                                    By:/s/ Jessica L. Stevens
                                       ----------------------
                                       Jessica L. Stevens
                                       President


                                    MORNING STAR MULTIMEDIA, INC.


                                    By:/s/ Daniel J. Kitchen
                                       ---------------------
                                       Daniel J. Kitchen
                                       President


                                       /s/ Daniel J. Kitchen
                                       ---------------------
                                       Daniel J. Kitchen


                                       /s/ Kevin C. Mitchell
                                       ---------------------
                                       Kevin C. Mitchell


                                       /s/ Dennis P. Huzey
                                       -------------------
                                       Dennis P. Huzey

                              AFFILIATES AGREEMENT


     This Affiliates Agreement ("Agreement") is entered into as of the ____day of December, 1996 between Telegen Corporation, a California corporation ("Telegen"), Morning Star Multimedia, Inc., a New Jersey corporation ("MSM") and the undersigned stockholder (the "Stockholder") of MSM.

     MSM, Telegen and Morning Star Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Telegen ("Sub"), have entered into an Agreement and Plan of Reorganization and Merger, dated as of December __, 1996 (the "Reorganization Agreement"), providing for the merger of Sub with and into MSM (the "Merger") pursuant to which MSM will become a wholly-owned subsidiary of Telegen. Upon the consummation of the Merger and in connection therewith, the undersigned Stockholder may become the owner of shares of Common Stock of Telegen (the "Telegen Shares"). It is intended that the Merger will be treated as a "pooling-of-interests" in accordance with generally accepted accounting principles and the applicable General Rules and Regulations published by the Securities and Exchange Commission (the "SEC").

1.   The undersigned Stockholder hereby represents, warrants and agrees that:

     a. The undersigned Stockholder may be deemed to be an "affiliate" of MSM within the meaning of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), and Accounting Series Releases 130 and 135, as amended, of the SEC.

     b. The undersigned Stockholder will not sell, exchange, transfer, pledge, dispose or otherwise reduce his risk relative to any shares of MSM owned by the undersigned (the "MSM Shares") prior to the Effective Time of the Merger. MSM, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the MSM Shares.

     c. The undersigned Stockholder will not sell, exchange, transfer, pledge, dispose or otherwise reduce his risk relative to the Telegen Shares or any part thereof until such time after the Effective Time of the Merger (as defined in the Merger Agreement) as financial results covering at least thirty (30) days of the combined operations of Telegen and MSM after the Effective Time of the Merger have been filed by Telegen with the SEC or published by Telegen in an Annual Report on Form 10-KSB, a Quarterly Report on Form 10-QSB, a Current Report on Form 8-K, a quarterly earnings report, a press release or other public issuance which includes combined sales and income of MSM and Telegen. Telegen agrees to make such filing or publication as soon as practicable.

     d. Subject in any event to paragraph c. of this Section 1., the undersigned Stockholder agrees not to offer, sell, exchange, transfer, pledge or otherwise dispose of any of the Telegen Shares unless at that time either:

        i. such transaction shall be permitted pursuant to the provisions of Rule 145(d) under the Securities Act, as evidenced by a representation letter by the undersigned and a broker's letter each stating that the requirements of Rule 145(d) have been met;

        ii. counsel representing the undersigned Stockholder, satisfactory to Telegen, shall have advised Telegen in a written opinion letter satisfactory to Telegen and Telegen's counsel, and upon which Telegen and its counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition;

        iii. a registration statement under the Securities Act covering the Telegen Shares proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and made effective under the Securities Act; or

        iv. an authorized representative of the SEC shall have rendered written advice to the undersigned Stockholder (sought by the undersigned Stockholder or counsel to the undersigned Stockholder, with a copy thereof and of all other related communications delivered to Telegen) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed sale, transfer or other disposition if consummated.

     e. All certificates representing the Telegen Shares deliverable to the undersigned Stockholder pursuant to the Merger Agreement and in connection with the Merger and any certificates subsequently issued with respect thereto or in substitution therefor shall, unless one or more of the alternative conditions set forth in the subparagraphs of paragraph d. of this Section 1. shall have occurred, bear a legend substantially as follows:

     "The shares represented by this certificate may not be offered, sold, pledged, transferred or otherwise disposed of except in accordance with the requirements of the Securities Act of 1933, as amended, and the other conditions specified in that certain Affiliates Agreement, dated as of December 31, 1996, among Telegen Corporation, Morning Star Multimedia, Inc. and certain of the stockholders of Morning Star Multimedia, Inc., a copy of which Affiliates Agreement may be inspected by the holder of this certificate at the offices of Telegen Corporation, 101 Saginaw Road, Redwood City, California, or Telegen Corporation will furnish, without charge, a copy thereof to the holder of this certificate upon written request therefor."

Telegen, at its discretion, may cause stop transfer orders to be placed with its transfer agent(s) with respect to the certificates for the Telegen Shares but not as to the certificates for any part of the Telegen Shares as to which said legend is no longer appropriate when one or more of the alternative conditions set forth in the subparagraphs of paragraph d. of this Section 1. shall have occurred. Telegen covenants that upon the request of the undersigned Stockholder, it will remove said legend when one or more of the alternative conditions set forth in the subparagraphs of paragraph d. of this Section 1. shall have occurred.

2. Voting of Shares; Proxy.  (a) The undersigned Stockholder agrees that he
   -----------------------
shall vote all Shares owned by the undersigned Stockholder at any meeting of MSM's shareholders (whether annual or special and whether or not an adjourned meeting), or, if applicable, take action by written consent, (A) for adoption and approval of the Merger and any other transaction contemplated by the Merger Agreement and (B) against any action, omission or agreement which would or could impede or interfere with, or have the effect of discouraging, the Merger, including, without limitation, any Acquisition Proposal (as defined in the Merger Agreement) other than the Merger. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

     a. The undersigned Stockholder will observe and comply with the Securities Act and the General Rules and Regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, pledge, transfer or other disposition of the Telegen Shares or any part thereof.

3. Reports.  From and after the Effective Time of the Merger and for so long as
   -------
necessary in order to permit the undersigned Stockholder to sell the Telegen Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Telegen will use its best efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, referred to in paragraph (c)(1) of Rule 144 under the Securities Act (or, if applicable, Telegen will use its best efforts to make publicly available the information regarding itself referred to in paragraph
(c)(2) of Rule 144), in order to permit the undersigned Stockholder to sell, pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144, the Telegen Shares.

4. Waiver.  No waiver by any party hereto of any condition or of any breach of
   ------
any provision of this Affiliates Agreement shall be effective unless in writing.

5. Notices.  All notices, requests, demands or other communications which are
   -------
required or may be given pursuant to the terms of this Affiliates Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or (except where receipt thereof is specifically required for purposes of this Affiliates Agreement) mailed by registered or certified mail, postage prepaid, as follows:

   a. If to the Stockholder, at the address set forth below the Stockholder's signature at the end hereof.

   b. If to Telegen:

      Telegen Corporation
      101 Saginaw Road
      Redwood City, CA  94063
      Attn:  Warren M. Dillard
      Telephone No.:  (415) 261-9400
      Telecopy No.:  (415) 261-9468

      With a copy to:

      Wilson Sonsini Goodrich & Rosati
      650 Page Mill Road
      Palo Alto, CA 94304
      Attn:  Thomas C. DeFilipps, Esq.
      Telephone No.:  (415) 493-9300
      Telecopy No.:  (415) 493-6811

   c. If to MSM:

      Morning Star Multimedia, Inc.
      730 Ackerman Avenue
      Glen Rock, NJ  07452
      Attn:  Daniel J. Kitchen
      Telephone No.:  (201) 253-3628
      Telecopy No.:  (201) 251-1768

      With a copy to:

      Lowenstein, Sandler
      65 Livingston Avenue
      Roseland, NJ  07068-1791
      Attn:  John MacKay, Esq.
      Telephone No.:  (415) 843-5000
      Telecopy No.:  (415) 857-0663

or to such other address as any party hereto may designate for itself by notice given as herein provided.

6. Counterparts.  For the convenience of the parties hereto, this Affiliates
   ------------
Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

7. Successors and Assigns.  This Affiliates Agreement shall be enforceable by,
   ----------------------
and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

8. Governing Law.  This Affiliates Agreement shall be governed by and construed,
   -------------
interpreted and enforced in accordance with the laws of the State of California.

9. Severability.  This Affiliates Agreement shall become effective at the
   ------------
Effective Time of the Merger. If a court of competent jurisdiction determines that any provision of this Affiliates Agreement is not enforceable or enforceable only if limited in time and/or scope, this Affiliates Agreement shall continue in full force and effect with such provision stricken or so limited.

10. Attorneys' Fees.  In the event of any legal action or proceeding to enforce
    ---------------
or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgement.

11. Effect of Headings. The section headings herein are for convenience only and
    ------------------
shall not affect the construction or interpretation of this Affiliates
Agreement.

12. Definitions.  All capitalized terms used herein shall have the meaning
    -----------
defined in the Reorganization Agreement, unless otherwise defined herein.

13. Third Party Reliance.  Counsel to and accountants for the parties shall be
    --------------------
entitled to rely upon this Affiliates Agreement as needed.



                     [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Affiliates Agreement to be executed as of the date first above written.

                                         TELEGEN CORPORATION



                                         By:___________________________________

                                         Title:________________________________


                                         MORNING STAR MULTIMEDIA, INC.



                                         By:__________________________________

                                         Title:_______________________________


                                         STOCKHOLDER


                                         _____________________________________
                                         (Print Stockholder Name)


                                         _____________________________________
                                         (Signature)

                                         Address:_____________________________
                                                 _____________________________
                                                 _____________________________

                                         Telephone No.:_______________________

    INDEMNIFICATION AND CONTRIBUTION WITH RESPECT TO THE REGISTRABLE SHARES
    -----------------------------------------------------------------------

          Any capitalized terms not defined in this EXHIBIT 5.14 shall have the meaning(s) attributed to them in the Agreement and Plan of Reorganization and Merger among Telegen Corporation, Morning Star Acquisition Corporation, Morning Star Multimedia, Inc., Daniel J. Kitchen, Kevin C. Mitchell, and Dennis P. Huzey, dated as of December 31, 1996.

          (a)  Indemnification by Shareholders of Registrable Shares.  In
               -----------------------------------------------------
connection with the Registration Statement each Shareholder, whose Registrable Shares are covered thereby, shall furnish to Telegen in writing such information and affidavits with respect to such Shareholder as Telegen reasonably requests for use in connection with such Registration Statement, any related prospectus or preliminary prospectus, or any amendment or supplement thereto, and shall indemnify, to the full extent permitted by law, Telegen, Telegen's directors, officers, employees, and agents, each person who controls Telegen (within the meaning of the Securities Act) and any investment adviser thereof or agent therefor, against all losses, claims, damages, liabilities and expenses (including costs of investigation and legal expenses) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any related prospectus or preliminary prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state, in any thereof, a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or prospectus supplement, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that the same arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement or in such related prospectus, preliminary prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with written information furnished to Telegen by such Shareholder expressly for use therein. Notwithstanding any other provisions hereof, in no event shall the indemnification obligation of any Shareholder be greater in amount than the dollar amount of the proceeds received by such Shareholder upon the sale of the Registrable Shares giving rise to such obligation.

          (b)  Indemnification by the Company.  The Company shall indemnify, to
               ------------------------------
the full extent permitted by law, each Shareholder against all losses, claims, damages, liabilities and expenses (including costs of investigation and legal expenses) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any related prospectus or preliminary prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state, in any thereof, a material fact required to be stated therein (in the case of a prospectus or prospectus supplement, in light of the circumstances under which they were made) not misleading, except in each case insofar, but only insofar, as the same arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, prospectus, amendment or supplement, as the case may be, made or omitted as the case may be, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein. This indemnity is in addition to any liability that the Company may otherwise have.

          (c)  Conduct of Indemnification Proceedings.  Any person entitled
               --------------------------------------
to indemnification under this EXHIBIT 5.14 agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this EXHIBIT 5.14 and, unless in the judgment of such indemnified party a conflict of interest may exist between such indemnifying party and the indemnified party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the judgment of counsel to such indemnified party, expressed in a writing delivered to the indemnifying party, a conflict of interest may exist between such indemnified party and any other indemnified party with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels (which shall be limited to one counsel per indemnified party). The indemnifying party shall not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

          (d) If the indemnification provided for in this EXHIBIT 5.14 from the indemnifying party is unavailable to any indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the action(s) that resulted in such losses, claims damages, liabilities or expenses, as well as any other relevant equitable consideration. The relative fault of such indemnifying party and indemnifying parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitation set forth in SECTION (c) herein, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          (e) The parties hereto agree that it would not be just and equitable if contribution pursuant to this EXHIBIT 5.14 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding any other provision hereof, in no event shall the contribution obligation of any Shareholder be greater in amount that the excess of (A) the dollar amount of the proceeds received by such Shareholder upon the sale of the Registrable Shares giving rise to such contribution obligation over (B) the dollar amount of any damages that such Shareholder has otherwise been required to pay by reason of the untrue or alleged untrue statement or omission or alleged omission giving rise to such obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (f) If indemnification is available under this EXHIBIT 5.14, the indemnifying party shall indemnify each indemnified party to the full extent provided in SECTIONS (a) and (b) herein without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in SECTIONS (d) and (e) herein.

                            CONTRACT FOR EMPLOYMENT
                            -----------------------

     MORNING STAR MULTIMEDIA, INC. a New Jersey corporation, located at 29 W. Ridgewood Ave., Ridgewood, New Jersey 07450 or any affiliate or successor to substantially all of the assets of Morning Star Corporation, hereinafter
referred to as Employer, and              hereinafter referred to as the
                             -------------
Employee, in consideration of the mutual promises made herein, agree as of January 1, 1997, as follows:

                            ARTICLE 1.  EMPLOYMENT
                            ----------------------
     SECTION 1.01. Employer hereby employs Employee and Employee hereby accepts employment with Employer until terminated as provided herein beginning on January 1, 1997.

     SECTION 1.02. This agreement may be terminated earlier as hereinafter provided [notwithstanding the provisions of SECTION 1.01, above].


                        ARTICLE 2.  DUTIES OF EMPLOYEE
                        ------------------------------
     SECTION 2.01. The Employer desires to retain the Employee to undertake a variety of duties as may be determined by Employer from time to time.

     SECTION 2.02. It is hereby agreed that the Employer does retain and employ the said Employee subject to the following terms, conditions, and stipulations:

     a. the Employee agrees that to the best of Employee's ability and experience will at all times loyally and conscientiously perform all of the duties and obligations either expressly or implicitly required of Employee by the terms and conditions of this agreement;

     b. the Employee's performance of the duties hereunder shall, at all times, be rendered to Employer's reasonable satisfaction. The Employee expressly agrees that Employer shall be the sole judge as to whether the services of Employee are satisfactory.

     c. Employee shall perform such duties as specifically directed by Employer at the times and places reasonably specified by Employer for A period of not less than 40 hours per week.


                           ARTICLE 3.  COMPENSATION
                           ------------------------
     SECTION 3.01.  Employer shall pay Employee such compensation for services
as may be rendered under this contract, at the rate of $     ,000 per year in
                                                        -----
cash plus standard employee benefits, including the Incentive Stock Option Plan and stock Purchase Plan adopted by the shareholders of Employer. Upon completion of 30 days satisfactory service, Employee shall be awarded a grant of either Common Stock in Employer valued at 5% of the annual salary using the then market value per share or options to purchase a similar number of shares of such stock at such market value, such options to be fully vested and exercisable within 5 years of the date of grant.


                ARTICLE 4.  NONCOMPETITION AND CONFIDENTIALITY
                ----------------------------------------------
     SECTION 4.01. During the term of this contract Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of Employer.

               Employee Initial here.
--------------
     SECTION 4.02. Employee acknowledges and agrees that the sale or unauthorized use or disclosure of any of Employer's trade secrets obtained by Employee during employment with Employer, including information concerning Employer's current products and any future or proposed products or services, the facts that those products or services are planned, under consideration, or in production, as well as any descriptions of the features of those products or services constitute unfair competition. Employee promises and agrees not to engage in any unfair competition with Employer either during the term of this agreement or within five (5) years thereafter.

               Employee Initial here.
--------------
     SECTION 4.03. Employee agrees at all times during the term of his/her employment and thereafter to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Company, any trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists or other customer information, business plans, financial information or other subject matter pertaining to any business of the Company or any of its clients, consultants, or licensees.

               Employee Initial here.
--------------

     SECTION 4.04. Employee agrees that he/she will not, during his/her employment with the Company, improperly use or disclose any proprietary information or trade secrets of his/her former or concurrent employers or companies, or any other person, and that he/she will not bring onto the premises of the Company any unpublished document or any property belonging to his/her former or concurrent employers or companies, or any other person, unless consented to in writing by said employers, companies, or other person.

         Employee Initial here.
--------

     SECTION 4.05 Employee recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees that he/she owes the Company and such third parties, during the term of his/her employment and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation (except as necessary in carrying out Employee's work for the Company consistent with the Company's agreement with such third party) or to use it for the benefit of anyone other than for the Company or such third party (consistent with the Company's agreement with such third party) without the express written authorization of the Company.

         Employee Initial here.
--------

     SECTION 4.06. In the event that Employee breaches the foregoing obligation not to compete, the Employee shall be enjoined from engaging in any further competitive activity and shall be liable to Employer for any reasonable damages for any such breach occurring prior to the issuance of an injunction.

         Employee Initial here.
--------

                     ARTICLE 5. OWNERSHIP OF WORK PRODUCT
                     ------------------------------------
     SECTION 5.01. Notwithstanding any statutory, regulatory, and/or public policy considerations to the contrary, Employee agrees that any and all intellectual properties, including but not limited to all ideas, concepts, themes, inventions, designs, improvements and discoveries conceived, developed or written by Employee, either individually or jointly in collaboration with others, during the term of Employee's employment with Employer shall be the sole and separate property of Employer.

     SECTION 5.02. Employee further agrees that the understanding set forth in subparagraph 5.01 above constitutes a complete and express waiver by Employee of any and all rights to the intellectual property described therein.

     SECTION 5.03. Employee will, upon reasonable request, execute such documents as are requested to effectuate the terms of this Contract.


                          ARTICLE 6.  INDEMNIFICATION
                          ---------------------------
     SECTION 6.01. Employee shall indemnify and save Employer harmless from all liability from loss, damage, or injury to persons or property resulting from the negligence or misconduct of the Employee.


                            ARTICLE 7.  TERMINATION
                            -----------------------
     SECTION 7.01. If Employee willfully breaches or habitually neglects the duties that Employee is required to perform under the terms of this agreement, or demonstrates continued incapacity to perform those duties, Employer may at its option terminate this agreement by giving written notice of termination to Employee without prejudice to any other remedy to which Employer may be entitled either at law, in equity, or under this agreement.

     SECTION 7.02. This agreement shall terminate immediately on the occurrence of any one of the following events:

     (1) The occurrence of circumstances that make it impossible or impracticable for the business of Employer to be continued.
     (2) The death of the Employee.
     (3) The loss by the Employee of legal capacity.
     (4) The loss by Employer of legal capacity to contract.
     (5) The dissolution of Employer.

     SECTION 7.03. The employment of Employee shall continue only as long as the services rendered by Employee are satisfactory to Employer, regardless of any other provision contained in this agreement. Employer shall be the sole judge as to whether the services of

Employee are satisfactory provided, however, that Employer's determination with respect to Employee's services are exercised reasonably and in good faith.

     SECTION 7.04. In the event that this agreement is terminated prior to the completion of the term of employment specified herein, Employee shall automatically and completely forfeit any unearned or unvested rights that Employee may have for the fiscal year during which termination of this agreement occurs.

                            ARTICLE 8.  ARBITRATION
                            -----------------------
     SECTION 8.01. Any controversy or claim arising out of or relating to this agreement, or the breach thereof shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment on the award rendered may be entered in any court having jurisdiction.

     SECTION 8.02.  [Reserved]

     SECTION 8.03. Employer and Employee shall each appoint one person to hear and determine the dispute and, if the two persons so selected are unable to agree, those two persons shall select a third impartial arbitrator whose decision shall be final and conclusive upon both parties.

     SECTION 8.04. The cost of arbitration shall be borne by the losing party or in such proportions as the arbitrator decides.

     SECTION 8.05. The result of arbitration hereunder shall be binding upon the parties.


                         ARTICLE 9. CORPORATE POLICIES
                         -----------------------------
     SECTION 9.01. From time to time Employer shall institute company-wide policies affecting all of its employees. Employee shall abide by and conform to those policies.

     SECTION 9.02. Employee shall be enrolled in the Employer's medical plan with the costs thereof for Employee paid by Employer, and the cost thereof for any dependents of Employee enrolled in the plan paid by the Employee.

     SECTION 9.03. Employee shall be granted up to 10 days of sick leave per year, accruing ratably over the term of employment, and two weeks of paid vacation per year, accruing ratably during the year, and available to be taken only after completion of the first six months of employment.

                    ARTICLE 10.  RULES GOVERNING AGREEMENT
                    --------------------------------------
     SECTION 10.01. Except as expressly provided for herein, nothing in this agreement shall constitute or be deemed construed to be a waiver or release by the parties of any rights, claims, causes of action, defenses or offsets against any other person or entity not a party of this agreement.

     SECTION 10.02. The parties agree not to communicate the terms of this agreement to any person or entity not a party to this agreement, except as provided in this paragraph. The parties may disclose the terms of this agreement to their next of kin, attorneys, accountants (to the extent required to comply with any law or regulation), auditors, law enforcement agencies, governmental bodies or regulators or tax authorities.

     SECTION 10.03. This agreement shall be interpreted and governed by the laws of the State of New Jersey. Venue and jurisdiction for any dispute arising out of this agreement shall be in the Superior Court of the State of New Jersey for the County of Bergen.

     SECTION 10.04. In the execution of this agreement and the negotiations leading thereto, each party was offered the opportunity to be represented by counsel of its own selection during such negotiations. Prior to the execution of this agreement by each party, the party's attorney, if any retained, reviewed this agreement and made all desirable changes, and advised the party with respect to the advisability of executing this agreement. Accordingly, the normal rule of construction providing that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation or construction of this agreement.

     SECTION 10.05. This agreement, and the language herein, shall be construed as a whole according to its fair meaning, and not strictly for or against any of the parties.

     SECTION 10.06. This agreement may be executed in counterparts which, taken together, shall constitute one and the same agreement and shall be effective as of the date first written above.

     SECTION 10.07. This agreement is the sole, only, entire, and complete Agreement of the parties relating in any way to the subject matter hereof. No statements, promises, or representations have been made by any party to another or are relied upon, and no consideration has been or is offered, promised, expected, or held out other than that constituted by this agreement. The conditions precedent to the effectiveness of this agreement exist other than as may be expressly provided herein. All prior discussions and negotiations have been and are merged and integrated into and are superseded by this agreement. This agreement may not be altered, amended or modified except by a writing which expressly refers to this agreement and is signed subsequent to the execution of this agreement by the party or parties to any such authorization, amendment or modification.

     SECTION 10.08. This agreement, and each and every portion thereof, shall be binding on the successors and assigns of the parties hereto, but the same shall not be assigned by the Employee without written consent of the Employer.
     The parties hereto having first read and understood the foregoing terms and conditions of this Contract for Employment, executed the same at Ridgewood,
                   -----------------------
New Jersey.


DATED:
      --------------------------          ------------------------------
                                          EMPLOYEE

DATED:
      --------------------------          ------------------------------
                                          KEVIN MITCHELL, C.O.O.
--------------------------------          MORNING STAR MULTIMEDIA, INC.